As filed with the Securities and Exchange Commission on December 23, 2005

                                                    Registration No.  333-118092

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 Amendment No. 5
                                       To
                                    Form S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          Del Mar Income Partners, Ltd.
         --------------------------------------------------------------
        (Exact name of registrant as specified in governing instruments)


            Maryland                       6519                 20 047 8900
   ---------------------------       ----------------         ---------------
  (State or other jurisdiction      (Primary Standard        (I.R.S. Employer
of incorporation or organization)       Industrial           Identification No.)
                                      Classification
                                       Code Number)


                         222 Milwaukee Street, Suite 304
                             Denver, Colorado 80206
                         --------------------------------
                        (Address, including zip code, and
                        telephone number, including area
                                    code, of
                        registrant's principal executive
                                    offices)

                                Stephen D. Replin
                         222 Milwaukee Street, Suite 304
                             Denver, Colorado 80206
                                 (303) 329-3479
                        ---------------------------------
                       (Name, address, including zip code,
                                      and
                        telephone number, including area
                                      code,
                              of agent for service)

                                   Copies to:

                             Robert M. Bearman, Esq.
                              Marci M. Fulton, Esq
                                Patton Boggs LLP
                         1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 894-6169

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee
------------------------------------- ---------------------------- ---------------------------
 Title of Each Class of Securities    Proposed Maximum Aggregate   Amount of Registration Fee
          to be Registered                  Offering Price
------------------------------------- ---------------------------- ---------------------------
    Common Stock, $001 par value              $5,365,000                    $679.75
------------------------------------- ---------------------------- ---------------------------

     (1)  Presented in accordance with Rule 457(o) under the Securities Act.
     (2) Calculated under Section 6(b) of the Securities Act based upon a registration fee rate of $126.70 per $1.0 million of proposed maximum aggregate offering price.
     (3)  The registration fee was paid with prior filings.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION - December 23, 2005

We will amend and complete the information in this Prospectus. Although we are permitted by U.S. Federal Securities Laws to offer these securities, we may not sell them or accept your offer to buy them until the documentation filed with the SEC related to these securities has been declared effective by the SEC. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any state or other jurisdiction where that would not be permitted or legal.

                                   PROSPECUTS
                          DEL MAR INCOME PARTNERS, LTD.
                       Offering of Shares of Common Stock
                               $1,502,200 minimum
                               $5,365,000 maximum

Del Mar Income Partners, Ltd. is offering and selling to the public up to 740,000 shares of common stock at $7.25 per share on a best efforts, minimum-maximum basis. An investment in our shares involves significant risks, including:

o   There has been no public trading      o  We have conflicts of interest
     market for our shares, and there        with our President and Chief
    is no assurance that one will            Executive Officer as he is also
    develop.                                 the President and Chief Executive
                                             Officer of Regatta Capital
o   We have made only six sets of            Limited. Regatta makes mortgage
    mortgage loans and have not              loans and could compete with us.
    identified any other mortgage
    investments. We are considered to     o  Our cash available for
     be a blind pool.                        distribution may be less than
                                             90% of our REIT net taxable
o   We currently have outstanding            income, which could require  us
    three loans aggregating $491,112,         to sell assets or borrow funds in
    of which $221,112 are in default.        order to make distributions. Our
                                             distributions may include a return
o   We have no significant operating         of  principal.
    history for investors to evaluate,
    and no established financing          o  There are no limitations on the
    sources, each of which may affect        amount of debt we may incur, which
    our ability to implement our             could reduce the amounts available
    business strategy.                       for distribution to our
                                             stockholders.
o   Our Articles of Incorporation
    impose restrictions on ownership      o  Our primary emphasis in making
    to no more than 9.8% of our              mortgage loans will be the
    outstanding stock to facilitate          sufficiency of the collateral
    qualification and maintenance as         securing the loans, but we do not
    a REIT. We have restrictions on          intend to obtain appraisals on the
    the ownership or transfer of             property before loan approval.
    our shares.
                                          o  We intend to make balloon payment
o   We will rely on our recently             loans to sub-prime borrowers that
    formed Manager for our investment        have a higher risk of default.
    decisions and day-to-day
    management. Our President and         o  We may invest in subordinated
    Chief Executive Officer is               loans and loans on undeveloped
    also the President, Chief                property.
    Executive Officer and sole
    shareholder of our Manager. Our       o  We plan to be structured as a
    management agreement was not             real estate investment trust or
    negotiated at arms-length and            REIT for federal income purposes
    provides for substantial                 but we may fail to qualify as a
    compensation to the Manager. We          REIT.
    have conflicts of interest with
    our Manager.                          o  Interest rate fluctuations may
                                             reduce or eliminate net income
o   Our president and chief executive        from our investments because
    officer will not devote a                borrowers of balloon loans may be
    substantial amount of his time to        unable to refinance and because
    the company.                             the cost of our borrowing may
                                             increase relative to the average
                                             rate of our loans.


We must sell a minimum of 207,200 shares at $7.25 per share for $1,502,200, if any are sold. Prior to the time we sell at least $1,502,200 in common shares, your subscription payments will be placed in an account held by our escrow agent, American National Bank, Denver, Colorado. The offering will end on _____, 2006 (9 months from the date of this prospectus). If we are not able to sell at least $1,502,200 in common shares by ____, 2006, your funds in the escrow account (without interest and without deduction for escrow expenses) will be promptly refunded. Our directors, officers and current stockholders have the right to purchase shares for the purpose of meeting the minimum subscription amount. Accordingly, no investor should place any reliance on the sale of the specified minimum as an indication of the merits of this offering.

You should consider the risks that we have described in "Risk Factors" beginning on page 6 before buying shares of our common stock.

                             Subscription           Proceeds to the
                                Price          Company Before Expenses
                                -----          -----------------------
 Per Share                       $7.25                     $7.25
 Total Minimum              $1,502,200                $1,502,200
 Total Maximum              $5,365,000                $5,365,000

                       __________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ________________, 2005

                                TABLE OF CONTENTS
PROSPECTUS SUMMARY............................................................1

RISK FACTORS..................................................................6

   Risks Related to our Business..............................................6

     We Have a Limited Operating History and Might Not Be Able to Operate
     our Business or Implement our Operating Policies and Strategies
     Successfully.............................................................6

     Because We Intend to Make Loans to Borrowers that Would Not Fit the Criteria of Most Banks, our Risk of Default May Be Greater Than
     That of Traditional Lenders..............................................6

     We May Make Interest Only Loans, Which Carry a Higher Risk of Default....6

     We Intend to Make Balloon Loans, Which Carry a Higher Risk of Default....6

     We May Make Second or Junior Mortgage Loans Where our Right to
     Repayment Will Be Subordinate to That of One or More Senior
     Lenders, Which Jeopardizes our Ability to be Repaid in the Event
     of Default...............................................................7

     Under Limited Circumstances, We May Make Interest Carry Loans, Which
     Carry a Higher Risk of Loss..............................................7

     Our Loans to Renovate Residential or Commercial Properties May
     Subject Us to a High Risk of Loss, as Prompt Sale of the
     Renovated Properties May Not Be Feasible.................................7

     We May Accept Personal Property As Collateral, The Prompt or Profitable
     Sale of Which May Not Be Feasible........................................7

     We Do Not Intend to Obtain Property Appraisals Prior to Making Loans,
     Which Could Lead to an Increased Risk of Loss............................7

     We Do Not Have Loan to Value Requirements, Which Could Lead to an
     Increased Risk of Loss...................................................8

     We Do Not Require Credit Checks, Cash Flow Evaluations or Income Verification of Borrowers Prior to Making Loans, Which Could
     Lead to an Increased Risk of Loss........................................8

     Our Willingness to Make Loans Collateralized by Undeveloped Real
     Property May Subject Us to a Higher Risk of Loss ........................8

     Of the Six Sets of Loans We Have Made, Two Have Been in Default and We
     May Not Receive Repayment on Our First Set of Loans......................8

     We Will Bear All the Risk of our Loans...................................8

     We May Suffer Collateral Impairment Due to Adverse Weather Conditions
     in Areas Where the Collateral is Located.................................8

     Our Loan Portfolio May Not Be Geographically Diverse and We May Be Adversely Impacted by Market Fluctuations or Downturns in
     a Given Geographic Area..................................................9

     We Have Not Placed Any Limitations on the Amounts That May Be
     Invested in Any One Category of Loans or in Any One Loan, Which
     May Subject Us to a Higher Likelihood of Loss............................9

     Mortgage Loans That We Will Invest In With the Proceeds of this
     Offering Have Not Been Identified And There Is No Assurance
     That the Loans Will Be Collectable or the Operations of the Company
     Profitable...............................................................9

     Because Our Offering Is Not Substantial, We Will Be Limited in the
     Number of Loans We May Make Which Will Result in Less
     Diversification, Which in Turn May Subject Us to a Higher Risk
     of Loss..................................................................9

     Our Success Will Depend On Our Manager, and our Manager Was Recently
     Organized and Has Not Previously Managed a REIT .........................9

     We Have Conflicts of Interest With our Manager That Arise Under the
     Management Agreement....................................................10

     Our Mortgage Loans May Be Cross-Collateralized, Which May Subject Us
     to a Higer Rick of Loss.................................................10

     Our President Will Likely Devote Only 10% of His Time to our
     Company.................................................................10

     Affiliates of our Chief Executive Officer Have Experienced Recently Problem Loan Activity and if our Experience is Similar, our Results
     Will Be Affected Adversely..............................................10

     Returns on our Mortgage Loans May Be Reduced As a Result of Delays
     in Connection with Liquidation of a Defaulted Mortgage..................11

     By Becoming the Owner of Property, We May Become Liable for Various
     Payments and Unforeseen Environmental Obligations.......................11

     Our Results will be Subject to Changes in Real Estate Market
     Conditions and We May Experience Losses Because of Such Changes.........11

     Our Results May Be Reduced by Fluctuations in Interest Rates............11

     Competition with Other Lenders May Reduce our Profitability.............12

     Violation of State Usury Laws May Impede or Prohibit Our Ability to Collect on our Loans and May Subject Us to Regulatory
     Action and/or Legal Liability and Damages Exceeding the Loaned Amount...12

     We May Not Obtain REIT Status in 2006 and May Not Qualify Thereafter....12

     We May Borrow Funds Which May Increase our Business Risks and Reduce
     the Amounts Available for Distribution to our  Stockholders.............12

     We May Not Be Able to Make Any Distributions to our Stockholders........13

     We Have No Operating History as a REIT and May Not Be Successful in Operating as a Public REIT, Which May Affect our Ability to Make
     Distributions to Stockholders...........................................13

     If We Terminate our Manager Without Cause, the Termination Fee
     Payable to the Manager Would Reduce Cash Available for Operations.......13

     Our Stockholders Are Subject to Ownership Limits in Order for Us to
     Qualify for REIT Status.................................................13

     We Would Be Subject to Taxes as a Regular Corporation if We Do Not
     Have REIT Status........................................................13

 Risks Related To This Offering And The Common Stock.........................14

     Because We Established the Offering Price on an Arbitrary Basis, It
     May Bear No Relationship to the Value of the Shares.....................14

     Because Our Insiders May Purchase Shares in this Offering to Complete the Minimum Offering Requirement, Reaching the Minimum Offering
     Amount is No Indication of the Results of this Offering.................14

     An Active Trading Market For our Common Stock May Not Develop And the
     Market Price of our Common Stock May Be Highly Unstable.................14

     Our Common Stock Could be Classified as a "Penny Stock" Under SEC
     Rules Which Could Affect Trading Volume and the Market Price of our
     Common Stock............................................................14

     Stockholders May Be Diluted as a Result of Future Offerings.............14

     The Ability of our Stockholders to Control our Policies or Effect
     Change in Control of our Company is Limited, Which May Not Be in
     our Stockholders' Best Interest.........................................14

     We May Issue Senior Securities That May Subordinate the Rights of
     Holders of our Common Stock.............................................15

     A Significant Number of our Shares May Be Eligible for Future Sale,
     Which May Cause the Price of our Common Stock to Decline................15

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................15

USE OF PROCEEDS..............................................................15

DISTRIBUTION POLICY..........................................................15

DILUTION.....................................................................16

DETERMINATION OF OFFERING PRICE..............................................16

SELECTED FINANCIAL DATA......................................................17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS........................................................17

BUSINESS.....................................................................21

MANAGEMENT...................................................................26

PAST PERFORMANCE OF REGATTA CAPITAL LIMITED..................................30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................31

PRINCIPAL STOCKHOLDERS.......................................................32

DESCRIPTION OF SECURITIES....................................................32

FEDERAL INCOME TAX CONSEQUENCES..............................................34

PLAN OF DISTRIBUTION.........................................................38

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION.......39

LEGAL MATTERS................................................................39

EXPERTS......................................................................39

WHERE YOU CAN FIND ADDITIONAL INFORMATION....................................39

FINANCIAL STATEMENTS........................................................F-1
SUBSCRIPTION AGREEMENT......................................................A-1




You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or the sale is not permitted. You should assume that the information appearing in this Prospectus is accurate only as of the date of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                               Prospectus Summary

     This summary highlights material information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the section entitled "Risk Factors" before making any investment in our common stock. As used in this Prospectus "Del Mar", "Company", "we", "are", and "us" refer to Del Mar Income Partners, Ltd. except where the context otherwise requires.

                          DEL MAR INCOME PARTNERS, LTD.

     We were formed as a Maryland corporation in November 2003 to build a portfolio of mortgage loans that generates net income for distribution to our stockholders. Our business objective is to provide a steady, predictable income flow to our stockholders. Distributions are not guaranteed, and there are significant risks to achieving our objectives. Our objective is not based on our operating history or REIT experience, or the experience of our Manager which was formed only recently and which had not had any prior business operations. There are substantial risks associated with our intended investments in subprime loans, second or junior mortgage loans, interest only loans, balloon loans, and loans collateralized by undeveloped real property.

     We plan to qualify and to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, commencing in our taxable year ending December 31, 2006. Due to the timing of this offering and the 100 shareholder requirement for a REIT, we do not plan to qualify as a REIT commencing in the taxable year ending December 31, 2005. If we qualify as a REIT, our plan is to routinely distribute substantially all of the income generated from our operations to our stockholders. As we have no significant operating history, we cannot predict with any certainty the amount of distributions, if any, that may be made to our stockholders. If we retain our REIT status, we generally will not be subject to U.S. federal or state taxes on our income to the extent that we distribute our net income to our stockholders.

     We intend to make subprime loans to small-sized businesses and to individuals whose financial condition and lack of operating history make it difficult to obtain conventional bank financing. We expect our borrowers to have a variety of uses for their loans, which could include construction, property renovation or development or other commercial purposes. We do not plan to make residential mortgage loans, i.e., loans to persons who plan to reside in the properties that secure our loans. However, the majority of the loans that we have made have been secured by single family residential properties, and many of our loans in the future may be secured by single family residential properties. The first set of loans we made, aggregating $221,112, was secured by single family residential properties and has been in default since October 2004.

     Our loans will typically be short-term loans with initial maturity dates of one year or less and will require the borrower to make a "balloon payment" of the principal amount upon maturity of the loan. We are not limited in the percentage of our loans that may require balloon payments or on the term of our loans, and we expect that most of our loans will feature "balloon payments." Although we do not expect to make interest carry loans, we may do so in special circumstances and our risk of loss could be increased. We would expect that to make an interest carry loan, we would need to evaluate the loan to value ratio favorably and understand the borrower's purpose for requesting a deferral of interest payments. Defaults on our loans will decrease our revenues and distributions to stockholders.

     Our plan is for 100% of our loans to be secured by mortgages on real property. We expect that our mortgages will be obtained on various types of real property and we have no limitations on the types of properties or proportion of assets that will secure our loans. Our mortgages may be first or second mortgages. We do not expect our mortgages to be insured or guaranteed by any governmental agency. We have no limitations on the proportion of first or second mortgages that will be obtained in connection with our loans.

     Our borrowers will usually be persons who would be considered a high risk by conventional lenders. These persons may not have pre-existing banking relationships, substantial or satisfactory credit history, or otherwise meet conventional bank lending standards. We plan to quickly process loan applications and to focus on the collateral as opposed to the overall financial condition of the borrower. However, we do not plan to obtain appraisals on the property before loan approval. Instead, our president or another representative of the Manager will typically make an on-site visit, evaluate the area in which the property is located and review reports of sales of comparable properties and vacancies in the area. We expect to receive a higher rate of interest (approximately 12% to 15% per annum) than would be charged by a bank or other conventional lender. However, the risk of default may be considerably greater than with a conventional loan. Returns on all mortgage loans may be reduced as a result of delays in connection with liquidation of a defaulted mortgage, which may involve foreclosure and additional costs.

     We are managed by Port Funding, Ltd., pursuant to a management agreement with Port Funding. As Manager, Port Funding will manage our day-to-day operations, subject to the supervision of our Board of Directors. Port Funding will be responsible for originating our loans. We do not plan to acquire loans from others. Port Funding is also responsible for servicing all of our loans. Port Funding is an affiliated party. Our President and Chief Executive Officer, Stephen D. Replin, is the founder of Port Funding and serves as its President and Chief Executive Officer.

     Because our offering is not substantial, we will be limited in the number of loans we may make which will result in less diversification. We plan to seek to obtain additional funding, from time to time, through additional offerings, which may consist of common stock, investment notes and other securities. Our ability to obtain additional financing will depend on many factors, including success of this offering, results of our initial operations, our ability to obtain and maintain REIT status, as well as general economic and market conditions. We currently have no commitment for a line of credit and no plans to seek a line of credit or other short-term borrowing.

     We currently have 201,662 shares of our common stock outstanding. If we sell the minimum offering of 207,200 shares, we will have 408,862 shares of common stock outstanding, of which 49.3% would be owned by our current shareholders and 50.7% would be owned by investors in this offering. If all shares offered are sold, there will be 941,662 shares outstanding, of which 21.4% would be owned by our current shareholders and 78.6% would be owned by investors in this offering.

     Our offices are located at 222 Milwaukee Street, Suite 304, Denver, Colorado 80206. Our telephone number is (303) 329-3479.

Risk Factors

     An investment in our common stock involves material risks. Each prospective purchaser of our common stock should carefully consider the matters discussed under "Risk Factors" beginning on page 6 before investing in our common stock. Some of the risks include:

o Prior to this offering, there has been no public trading market for our shares, and there is no assurance that one will develop.

o We have made only six sets of loans totaling $658,000 and have not identified any other mortgage investments. We are considered a blind pool, and, you will not have the opportunity to evaluate a significant portfolio prior to your investment.

o Our first set of loans was made in May 2004 and has been in default since October 2004. Another loan was made in December 2004 and was in default from April 2005 until payment was made in November 2005.

o We have no significant operating history for investors to evaluate, and no established financing sources, each of which may affect our ability to implement our business strategy.

o Our articles of incorporation impose restrictions on ownership to no more than 9.8% of our outstanding stock to facilitate qualification and maintenance as a REIT. We have restrictions on the ownership or transfer of our shares.

o We have no employees and we will rely on our Manager for our investment decisions and day-to-day management. Our Manager was only recently formed.

o We have conflicts of interest with our Manager involving payments to be generated from our mortgage loans that arise under the Management Agreement, which, among other things, could lead to the acquisition of riskier or a greater number of mortgage loans.

o Our president and chief executive officer will not devote a substantial amount of his time to the company.

o Upon completion of this offering, our president and the president of Port Funding, Stephen D. Replin, plans to devote approximately 70% of his business time to Port Funding and 10% of his time to the company, although such time allocations may vary from period to period. Accordingly, it is not likely that Mr. Replin will devote a substantial amount of time specifically to our company. Our President and Chief Executive Officer is also the President and Chief Executive Officer and sole shareholder of our Manager. Our management agreement was not negotiated at arms-length and provides for substantial compensation to the Manager, all origination fees up to 8% and 50% thereafter, 50% of all interest earned on loans in excess of prime plus 500 basis points, including 50% of all other income earned by us. The fee payable might exceed what we would pay a third party. A conflict of interest exists with our Manager as the Manager benefits from an increase in origination fees and we benefit in decreasing such fees to increase the interest earned that is 50% payable to us.

o We have conflicts of interest with our President and Chief Executive Officer, as he is also the President and Chief Executive Officer of Regatta Capital Limited. Regatta makes mortgage loans and could compete with us.

o There are no charter or bylaw limitations on our use of leverage, and we may borrow funds. We may not obtain sufficient income from mortgage loans to repay our debt.

o Our cash available for distribution may be less than 90% of our REIT net taxable income, which could require us to sell assets or borrow funds in order to make distributions.

o There are no limitations on the amount of debt we may incur, which could reduce the amounts available for distribution to our stockholders.

o We intend to make balloon payment loans that have a higher risk of default because they depend on the borrowers' ability to refinance the loan or sell the property.

o We intend to make loans to sub-prime borrowers, which have a high risk of payment default.

o Our primary emphasis in making mortgage loans will be the sufficiency of the collateral securing the loans, but we do not intend to obtain appraisals on the property before loan approval.

o There is no limitation on our ability to make subordinated loans, which loans are subject to a greater risk of loss than loans secured by first liens.

o There is no limitation on the amount of loans we may make secured by undeveloped property. Such loans are highly speculative as the borrowers' ability to repay depends on its ability to develop the land.

o Interest rate fluctuations may reduce or eliminate net income from our investments because borrowers of balloon loans may be unable to refinance and because the cost of our borrowing may increase relative to the average rate of our loans.


Our Manager and Executive Officers

     Our day-to-day operations are managed by our Manager, Port Funding, Ltd., or Port Funding, subject to the direction and oversight of our Board of Directors. Port Funding was organized as a Colorado corporation on March 31, 2003, and has had no significant operations. Our President and Chief Executive Officer, Stephen D. Replin, is the founder and sole shareholder of Port Funding and serves as its President and Chief Executive Officer. Our Chief Financial Officer, Wanda E. Wages, serves as its Chief Financial Officer.

     We have entered into a Management Agreement with Port Funding. Pursuant to the Management Agreement, Port Funding, as our sole Manager, implements our business strategy, is responsible for our day-to-day operations, and performs services and activities relating to our assets and operations in accordance with the terms of the Management Agreement. Port Funding's services can be divided into the following three primary activities: originating, servicing and collecting loans. Port Funding will also perform administrative functions necessary to our management, including furnishing reports concerning our lending activities and the performance of our portfolio of mortgage loans. In 1991, the SEC ordered permanent cease and desist violation proceedings against Mr. Replin alleging that Mr. Replin violated federal securities law provisions in an offering of securities of Laur Corporation. Mr. Replin entered into a consent decree without admitting or denying the allegations.

    Port Funding will receive substantial compensation for management of our assets as noted in the following table:

Type of Compensation                           Form of Compensation
--------------------                           --------------------

Origination Fee Charged to Borrowers           Up to 8% of the loan balance
                                               (calculated on an annual basis);
                                               any excess to be shared equally
                                               with us

Interest From Borrowers                        50% of regular (non-default)
                                               interest in excess of the prime
                                               rate plus 500 basis points

Default Interest and Late Payment Charges      50% of amount received
from Borrowers

Foreclosure Proceeds (Net of Costs and         50% of amount received
Principal Amount Due on Loan)

Equity Participation                           50% of amount received

Termination Fee                                An amount equal to the greater of
                                               the fair value of the management
                                               agreement as  determined  by an
                                               independent appraiser, or 4% of
                                               our mortgage loan portfolio

     The mortgage loan origination fee or points will vary by borrowers and may have a direct impact on the interest rate that borrowers are willing to pay. There is an inverse relationship between the origination fee and the interest rate so that the greater the origination fees, which are payable up front and directly to Port Funding, the lower the interest rate on the loan. For a more detailed discussion of the Management Agreement, see "Management- Management Agreement with Port Funding."

Conflicts of Interest Interest With Our Manager, CEO and Regatta Capital Limited

     All prospective investors should be aware that the fee structure in the management agreement raises conflicts of interest. Our management agreement was not negotiated at arms-length and provides for substantial compensation to the Manager. Our President and Chief Executive Officer is also the President and Chief Executive Officer and sole shareholder of our Manager. We do not receive any origination fees unless such fees are over 8% of the loan balance, and then we receive only 50% of such amounts. A conflict of interest exists with our Manager as the Manager benefits from an increase in origination fees and we benefit in decreasing such fees to increase the interest earned that is 50% payable to us. We will also pay our Manager a fee of 50% of the interest received on our loans in excess of the prime rate (as adjusted from time to time) plus 500 basis points. Our Manager will also receive 50% of all default interest, penalties, net foreclosure proceeds and equity participations. This structure could encourage an undue short-term emphasis on the acquisition of higher yielding loans and could result in the acquisition of riskier or more speculative loans. In addition, the management agreement does not limit or restrict the right of Port Funding, or Mr. Replin, to engage in any business, including the mortgage business. However, it is provided in the management agreement that Port Funding and its officers may not provide services to a mortgage REIT unless a majority of our unaffiliated directors determine that the other mortgage REIT has operating policies and strategies different from ours. In making such determination, the unaffiliated directors would be expected to review the charter documents, governmental filings, web site, promotional and other relevant materials of the REIT, question management and conduct such other reviews and inquiries as they deem pertinent.

     Mr. Replin also intends to continue as chief executive officer of Regatta Capital Limited. Regatta Capital Limited has been engaged in the business of making mortgage loans since 1988. Regatta Lending's sole business is making mortgage loans. To mitigate conflicts, Regatta and Mr. Replin have agreed through June 24, 2009 not to make mortgage loans in an amount which is less than 15% of our unrestricted cash and cash equivalents. Accordingly, we do not expect to be in competition with Regatta because Regatta intends to fund larger mortgages than us. The size of the mortgage loans made by us will depend upon the success of this Offering, other fundings (if any), and our operations, but we plan to make loans with an average size between $200,000 and $500,000. Regatta has informed us that it has no limitations on the size of the loans that it may make in the future, other than its agreement to mitigate possible conflicts by not making mortgage loans in an amount which is less than 15% of our unrestricted cash and cash equivalents.

     Furthermore, the responsibilities of Port Funding are limited in that it is required only to render services in good faith. Port Funding and its officers and directors will not be liable to us for any acts or omissions in connection with the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the management agreement. Similarly, we have agreed to indemnify Port Funding and its officers and directors with respect to all claims and damages arising from any acts or omissions made in good faith in the performance of Port Funding's duties under the management agreement which do not constitute bad faith, willful misconduct, gross negligence or reckless disregard of Port Funding's duties.

     Our bylaws provide that any sale, lease, loan, investment or other transaction between us and an interested party must be approved by a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) as being fair and reasonable to us.


                                  THIS OFFERING

     This Prospectus covers an offering of up to 740,000 shares of our common stock at a price of $7.25 per share. The Offering will be made on a "minimum-maximum" basis, and will not be completed unless subscriptions have been received to purchase the minimum of 207,200 shares at $7.25 per share for $1,502,200. Subscription proceeds will be placed in an escrow account with American National Bank, Denver, Colorado. When subscriptions for at least $1,502,200 have been received and accepted by us, the proceeds will be released to us and the subscribers will be admitted as stockholders. The offering will terminate on _____ (9 months from the date of this Prospectus). If subscriptions for at least $1,502,200 have not been received by _____, 2006, subscribers' funds (without interest and without deduction for escrow expenses) will be promptly refunded. Our directors, officers and current stockholders have the right to purchase shares for the purpose of meeting the minimum subscription amount. Accordingly, no investor should place any reliance on the sale of the specified minimum as an indication of the merits of this offering. After the minimum subscriptions have been received, subsequent closings will be held at the discretion of our Board of Directors, although it is the Board's current intention to have subsequent closings by the last day of the month after an additional $100,000 of subscriptions have been received and accepted.

     We currently have 201,662 shares of our common stock outstanding. If the minimum offering of 207,200 shares is sold, we will have 408,862 shares of common stock outstanding. If all shares offered are sold, there will be 941,662 shares outstanding. We intend to use the proceeds from this offering to make mortgage loans, to pay our expenses as a publicly-held company, and for working capital.

     Prior to this offering, there has been no public market for our common stock. We expect to have an application filed to have our common stock quoted on the OTC Bulletin Board, which is maintained by the National Association of Securities Dealers, Inc., after this registration statement is declared effective. If our stock is not quoted on the OTC Bulletin Board, it will be quoted via the "pink sheets." After this offering, the shares will be priced based upon bid and ask quotations submitted by broker-dealers.


                                 OUR TAX STATUS

     We plan to qualify and to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, commencing in our taxable year ending December 31, 2006. Due to the timing of this offering and the 100 shareholder requirement for a REIT, we do not plan to qualify as a REIT commencing in the taxable year ending December 31, 2005. Provided we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on taxable income that we distribute to our stockholders. REITs are subject to a number of organizational and operational requirements, including the requirement that they distribute at least 90% of their annual REIT net taxable income. We face the risk that we might not be able to comply with all other REIT requirements in the future. Failure to qualify as a REIT would render us subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, and distributions to our stockholders would not be deductible. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state, local and foreign taxes on our income and property. See "Federal Income Tax Consequences."


                     RESTRICTIONS ON OWNERSHIP OF OUR STOCK

     In order to facilitate our qualification as a REIT, our Articles of Incorporation prohibit any stockholder from directly or indirectly owning more than 9.8% of the outstanding shares of our stock. We adopted this restriction to promote compliance with the provision of the Internal Revenue Code which limits the degree to which ownership of a REIT may be concentrated. See "Description of Securities - Restriction on Ownership."

                                  DISTRIBUTIONS

     If we qualify as a REIT, our plan is to routinely distribute substantially all of the income generated from our operations to our stockholders. As we have no significant operating history, we cannot predict with any certainty the amount of distributions, if any, that may be made to our stockholders. To avoid corporate income tax and to maintain our qualification as a REIT, we plan to make annual distributions of at least 90% of our REIT net taxable income, determined without regard to the deduction for dividends paid by excluding any net capital gains. REIT net taxable income is calculated pursuant to standards in the Internal Revenue Code and will not necessarily be the same as our net income as calculated in accordance with generally accepted accounting principles. Our cash available for distributions may be less than 90% of our REIT net taxable income which could require us to sell assets or borrow funds in order to make distributions. Distributions may constitute a return of capital, rather than a dividend on investments. Our Board of Directors may, in its discretion, cause us to make additional distributions of cash legally available for that purpose. Our distributions from month to month will depend on our taxable earnings, financial condition and such other factors as our Board of Directors deems relevant. In the future, our Board of Directors may elect to adopt a dividend reinvestment plan.

                                  RISK FACTORS

     You should consider carefully the risks described below before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. Similarly, these risks could cause the market price of our common stock to decline and you might not be able to sell all or part of your investment. Our forward-looking statements in the prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below.

Risks Related to our Business

     We Have a Limited Operating History and Might Not Be Able to Operate our Business or Implement our Operating Policies and Strategies Successfully.

     We were incorporated in November 2003, and we have a limited operating history. Our activities have consisted primarily of organizational work. We have made only six sets of loans totaling $658,000. We intend to operate as a REIT which is a specialized structure and subject to special tax and other considerations. Our Manager, Port Funding, is also recently organized and has no experience in managing or operating a REIT. You will not have the opportunity to evaluate the manner in which we invest or the economic merits of particular mortgage loans. There is no assurance that we will achieve or sustain profitability or positive cash flows from our contemplated operating activities, or that we will be able to generate cash dividends for our stockholders.

     Because We Intend to Make Loans to Borrowers that Would Not Fit the Criteria of Most Banks, our Risk of Default May Be Greater Than That of Traditional Lenders.

     We intend to make subprime commercial and residential loans to borrowers that would not fit the criteria of most banks. As such, we may be a lender of last resort for certain borrowers. We expect that most of our borrowers will be small-sized business and individuals whose financial condition and lack of operating history make it difficult to obtain conventional bank financing. Such borrowers have a high risk of payment default. Defaults on our loans will decrease our revenues and distributions to stockholders.

     In addition to our intention to make such subprime loans to high-risk borrowers, we expect to approve mortgage loans more quickly than other mortgage lenders based on our focus on collateral rather than borrowers and our willingness to close loans without requiring a property appraisal. As a result, there may be a greater risk of default by such borrowers.

     We May Make Interest Only Loans, Which Carry a Higher Risk of Default.

     We may make interest only loans. Interest only loans require periodic payments of interest only, without principal. With an interest only loan, the borrower does not make any payments of principal, until maturity. Our most recent loan made in August 2005 for $135,000 is an interest only, "balloon" loan, and provides for monthly payments of interest only until maturity on September 1, 2006. Interest only loans are typically riskier than loans with even payments of principal over an extended period because the borrower's repayment depends on its ability to sell the property profitably, obtain suitable refinancing or otherwise obtain funds sufficient to pay all of the principal and accrued interest at maturity. Inasmuch as most of our loans are short term with maturities of one year or less, the risk of default is increased. There is no assurance that a borrower will have sufficient resources to make payments of interest and principal when due. We will have a greater risk of default than conventional mortgage lenders.

     We Intend to Make Balloon Loans, Which Carry a Higher Risk of Default.

     We intend to make short-term balloon payment loans. A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are typically riskier than loans with even payments of principal over an extended period because the borrower's repayment depends on its ability to sell the property profitably, obtain suitable refinancing or otherwise raise a substantial amount of cash when the loan comes due. There is no assurance that a borrower will have sufficient resources to make a balloon payment when due. We will have a greater risk of default than conventional mortgage lenders.

     We May Make Second or Junior Mortgage Loans Where our Right to Repayment Will be Subordinate to That of One or More Senior Lenders, Which Jeopardizes our Ability to Be Repaid in the Event of Default.

     A portion of the loans that we make may be second mortgage loans or more junior loans. We have no limitations on the proportion of first, second or more junior mortgages that may be obtained in connection with our loans. In these loans, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender or other senior mortgage lenders. Because these types of loans are subject to the senior mortgage lender's right to payment on foreclosure, we will incur a greater risk when we invest in this type of loan.

     Under Limited Circumstances, We May Make Interest Carry Loans, Which Carry a Higher Risk of Loss.

     Although we do not expect to make interest carry loans, we may do so in special circumstances and our risk of loss could be increased. We would expect that to make an interest carry loan, we would need to evaluate the loan to value ratio favorably and understand the borrower's business purpose for requesting a deferral of principal payments. Defaults on our loans will decrease our revenues and distributions to stockholders.

     Our Loans to Renovate Residential or Commercial Properties May Subject Us to a High Risk of Loss, as Prompt Sale of the Renovated Properties May Not Be Feasible.

     Some of the loans that we make may be to individuals or businesses planning to renovate residential or commercial properties. These types of loans may be considered high risk because the renovations may not be sufficiently well done or appealing to potential buyers to make a prompt sale feasible. Because our borrowers may not be creditworthy, an inability to quickly sell the renovated property may result in a default. There is no limitation on us making loans secured by residential properties or loans obtained to renovate residential or any other type of property for a commercial purpose.

     Our Loans May Not Be Sufficiently Collateralized and Upon Default, it May Be Difficult For Us to Recoup Our Losses.

     Our primary emphasis in making mortgage loans will be our Manager's evaluation of the sufficiency of the collateral securing the loans, and not the creditworthiness of the borrower. In the event that the collateral securing the loan proves to be worth less than the value that we originally placed on it, we may lose a part or all of our investment in such loan. We may use real estate broker's price opinions to assist us in valuing the security underlying our loans subsequent to approval of the loan. However, real estate brokers may make mistakes, or the value of the real estate may decrease due to subsequent events.

     We May Accept Personal Property As Collateral, The Prompt or Profitable Sale of Which May Not Be Feasible.

     Although we do not plan to make any loans without real property as collateral, we may accept personal property as collateral in addition to real property. Because the realizable value of personal property may be substantially less than its cost and because personal property may be difficult to resell upon default, our willingness to accept such personal property may subject us to losses.

     We Do Not Intend to Obtain Property Appraisals Prior to Making Loans, Which Could Lead to an Increased Risk of Loss.

     Our primary emphasis in making mortgage loans will be the sufficiency of the collateral securing the loans. We do not intend to obtain appraisals on the property before loan approval. In lieu of an appraisal, our president or another representative of our Manager will typically make an on-site visit, evaluate the area in which the property is located and review reports of sales of comparable properties and vacancies in the area. We plan to provide our prospective borrowers with a prompt response to our loan request and believe that obtaining appraisals would lengthen the review process. In the event that the collateral securing the loan proves to be worth less than the value that we originally placed on it, we may lose a part or all of our investment in such loan. Due to our focus on the collateral rather than the overall financial condition of the borrower, our risk of loss may be increased by our failure to obtain appraisals prior to loan approval.

     We Do Not Have Loan to Value Requirements, Which Could Lead to an Increased Risk of Loss.

     We will typically require a loan to value ratio of 65% or less for our loans, but we will have no limitations on loan to value requirements. A loan to value ratio is the loan amount expressed as a percentage of our estimated value of the property. A high loan to value loan is riskier than one where the loan to value ratio is low. When borrowers make a large cash down payment, or have significant equity in a property, they are less likely to default on the loan. Borrowers with less equity in a property have less incentive to avoid default. Making loans at high loan to value ratios puts us at a greater risk of loss or default. Additionally, because we do not require appraisals on properties before loan approval, our estimated value of the property could be below the actual value, therefore increasing the loan to value ratio and further increasing the risk of loss to us.

     We Do Not Require Credit Checks, Cash Flow Evaluations or Income Verification of Borrowers Prior to Making Loans, Which Could Lead to an Increased Risk of Loss.

     Traditional lenders would classify many of our borrowers as high-risk borrowers. It is not our standard procedure to perform credit checks, cash flow evaluations or income verification prior to loan approval. We plan to provide our prospective borrowers with a prompt response to our loan request and believe that obtaining such information would lengthen the review process. Our primary emphasis in making mortgage loans will be the sufficiency of the collateral securing the loans. We may lose a part or all of our investment in loans to such high-risk borrowers. Due to our focus on the collateral rather than the borrower's overall financial condition, our risk of loss may be increased.

     Our Willingness to Make Loans Collateralized by Undeveloped Real Property May Subject Us to a Higher Risk of Loss.

     Some of our loans may be secured by undeveloped real property. These loans are highly speculative as the borrowers' ability to repay depends on its ability to develop or resell the land. Our risk of loss may be increased by our willingness to make loans secured by undeveloped real property.

     Of the Six Sets of Loans We Have Made, Two Have Been in Default and We May Not Receive Repayment on Our First Set of Loans.

     Our first three sets of loans were made to persons renovating single family residential properties for resale. Our first set of loans for $221,112 was made in May 2004 and has been in default since October 2004. The two borrowers have each filed for Chapter 7 bankruptcy. In December 2005 the bankruptcy court granted us the right to proceed with foreclosure. We have set up an allowance of $50,647 on our balance sheet to cover additional costs anticipated in holding and selling the properties should we receive title to the properties through a conveyance by deed or foreclosure. Another loan for $62,000 was made in December 2004 and was in default from April 2005 until payment was made in November 2005. Our loans carry a high risk of default and nonpayment. It is currently unknown the amount that we will recover through possession and resale of the properties underlying the mortgages securing our first set of loans.

     We Will Bear All the Risk of our Loans.

     Our loans will not be insured or guaranteed by a federally owned or a guaranteed mortgage agency. In addition, we do not expect our mortgage loans to be marketable. Accordingly, we will generally bear all the risks of our investment until the loans mature.

     We May Suffer Collateral Impairment Due to Adverse Weather Conditions in Areas Where the Collateral is Located.

     One of the properties collateralizing a loan we made was located in Mississippi in an area affected by Hurricane Katrina. Damage to the property was not extensive and the borrowers sold the property and paid the loan in full in November 2005. However, there was a delay in making the sale and in curing a default by the borrowers. There is a risk that other property collateralizing any of our loans could be impaired in the future due to adverse weather conditions. If the value of the collateral securing loans is impaired, we may not be able to sell the property at a sales price sufficient to pay off the amounts owed to us and may therefore suffer a loss on the loan.

     Our Loan Portfolio May Not Be Geographically Diverse and We May Be Adversely Impacted by Market Fluctuations or Downturns in a Given Geographic Area.

     There are no limits on the geographic concentration on the loans we may acquire. However, due to the fact that we currently expect to maintain only one office (in Denver, Colorado), our loan portfolio may not be as diversified geographically as other companies with multiple offices.

     We Have Not Placed Any Limitations on the Amounts That May Be Invested in Any One Category of Loans or in Any One Loan, Which May Subject Us to a Higher Likelihood of Loss.

     In order to service the needs or our borrowers, we intend to structure specialized financing arrangements designed to meet the particular financial circumstances of the borrower. We do not have an estimate of the percentage of our loans that may contain specialized financing arrangements. We will not have any limitations on these types of arrangements. Such specialized financing arrangements may prove riskier than conventional financing arrangements. We will have a greater risk of default than conventional mortgage lenders. Additionally, we will not have any limitations on the amount that may be invested in any one loan. Our success is conditioned upon the payment of the loans. If we spread our resources out over a smaller number of loans, our likelihood of success is proportionately diminished.

     Mortgage Loans That We Will Invest In With the Proceeds of this Offering Have Not Been Identified And There Is No Assurance That the Loans Will Be Collectable or the Operations of the Company Profitable.

     We will rely on our Manager to identify mortgage loans to be originated by it and acquired by us. At the time of your investment of this offering, we may not have identified the mortgage loans that we will invest in with the proceeds of this offering. Accordingly, investors in this offering will not be able to evaluate the loans that we will be making which could determine the nature of our operating results, the ability to pay dividends, and the ability to obtain additional funding. Our intent will be to acquire mortgage loans at favorable rates compared to our borrowing costs. Our ability to operate profitably will depend primarily on our ability to collect the amounts owed from borrowers either as a result of timely payment, or by the foreclosure and subsequent sale of the collateral for an amount equal to the full amount due us, plus costs of collection.

     Because Our Offering Is Not Substantial, We Will Be Limited in the Number of Loans We May Make Which Will Result in Less Diversification, Which in Turn May Subject Us to a Higher Risk of Loss.

     Even if we sell the maximum number of shares in this offering, we will not be able to make a substantial number of mortgage loans which will result in less diversification. We expect that the typical loan that we will originate will be between $200,000 and $500,000, but may be lower or higher depending upon certain circumstances. Our first set of loans made in 2004 was in the aggregate amount of $221,112. In December 2004, we made one loan for $35,000 and one loan for $62,000. In 2005 we have made three loans aggregating $340,000. Due to the escalating costs of operating as a publicly held company, including the additional requirements imposed by the Sarbanes-Oxley Act of 2002, and SEC regulations made thereafter to implement that law, substantial assets are desirable. We also believe that substantial capital is desirable in attracting prospective borrowers. If only the minimum amount of shares is sold in this offering, we will be at an even greater competitive disadvantage. We plan to obtain additional funding, from time to time, through additional offerings, which may consist of common stock, investment notes, and other securities. Our ability to obtain this additional financing will depend on many factors, including the success of this offering, results of our initial operations, our ability to obtain and maintain REIT status, as well as general economic and market conditions.

     Our Success Will Depend On our Manager, and our Manager Was Recently Organized and Has Not Previously Managed a REIT.

     We have entered into a management agreement with Port Funding. Port Funding was recently formed and has no experience managing REITs. Stephen D. Replin, a director and our chief executive officer and principal stockholder, is also the chief executive officer, director and sole stockholder of Port Funding. We have no separate employees from Port Funding and we share its facilities. We have no ownership interests in Port Funding. Port Funding has significant operating discretion as to the implementation of our business strategies and policies. We will rely on Port Funding for day-to-day management and mortgage origination and servicing. Port Funding will be responsible for identifying and selecting our borrowers and for determining the terms of loans, including the collateral securing those loans, made with those borrowers. Accordingly, our success will depend in significant part on Mr. Replin and Port Funding, who would be difficult to replace. This dependence and any change in the Manager could harm our operations.

     We Have Conflicts of Interest With our Manager That Arise Under the Management Agreement.

     Port Funding will be responsible for originating, servicing and collecting our mortgage loans. As described in the "Management" section, the management agreement with Port Funding provides that origination fees up to 8% of the loan balance will be paid to Port Funding. Accordingly, substantially all loan origination fees will be retained by Port Funding. The size of the mortgage origination fees are market driven but may vary through negotiation with the borrower. Port Funding, and not us, will determine the final fees with our borrowers. To the extent higher origination fees are paid, the interest rate on the loan may be reduced.

     We will also pay Port Funding a fee of 50% of the interest received on our loans in excess of the prime rate (as adjusted from time to time) plus 500 basis points. Port Funding will also receive 50% of all default interest, penalties, net foreclosure proceeds and equity participations. This structure could encourage an undue short-term emphasis on the acquisition of higher yielding loans and could result in the acquisition of riskier or more speculative loans.


     Our Mortgage Loans May Be Cross-Collateralized, Which May Subject Us to a Higher Risk of Loss.

     Some of the loans that we make may involve collateral that serves as security for other loans made by the borrower. If the borrower were to default on the loan to others, it could result in an impairment of the collateral and subject us to a higher risk of loss.

     We have agreed to indemnify Port Funding, its directors, officers, stockholders and employees, with respect to all expenses, losses and claims arising from any acts or omissions of Port Funding made in good faith in the performance of its duties under the management agreement and not constituting willful misconduct or gross negligence.

     Port Funding has informed us that it does not plan to seek to originate mortgage loans for itself. However, the management agreement does not limit or restrict the right of Port Funding, Mr. Replin or any of their affiliates to engage in any business or render services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, mortgages that meet our policies and criteria. Similarly, there is no minimum time commitment that the Manager or Mr. Replin must devote to providing services to us. Mr. Replin is currently the President and Chief Executive Officer of Regatta Capital Limited. Regatta is also engaged in the business of making mortgage loans. The ability of Port Funding and Mr. Replin to engage in other business activities, including making mortgage loans through Regatta or other companies could reduce the time and efforts spent by Port Funding on our management and may create conflicts of interest.

     The management agreement with Port Funding was not the result of third party negotiations and may not represent what could be obtained from third parties.

     Our President Will Likely Devote Only Approximately 10% of His Time to our Company.

     Upon completion of this offering, our president and the president of Port Funding, Stephen D. Replin, plans to devote approximately 70% of his business time to Port Funding and 10% of his time to our company, although such time allocations may vary from period to period. Accordingly, it is not likely that Mr. Replin will devote a substantial amount of time specifically to our company.

     Affiliates of our Chief Executive Officer Have Experienced Recently Problem Loan Activity and if our Experience is Similar, our Results Will Be Affected Adversely.

     Our chief executive officer, Stephen D. Replin, is also chief executive officer of Regatta Capital Limited. Regatta has been engaged in the business of making mortgage loans since 1988. In 2002, Regatta's files relating to prior loan activity were destroyed when its storage facility flooded. Regatta does not have a duplicate record-keeping system in place and is not able to provide complete and/or accurate information for its performance prior to 2002.

     Since 2001, Regatta has had eleven problem loans aggregating approximately $3,088,000 in principal amount, all of which have involved collection activities by Regatta. In connection with four of these loans, aggregating approximately $1,160,000 in principal amount, Regatta became the owner of the real estate and realized sale proceeds of approximately $1,100,000. Of the other seven loans aggregating approximately $1,928,000, Regatta is engaged in various collection efforts. It is likely that Regatta will incur a substantial loss in connection with these loans; however, Regatta believes that the extent of the loss is not readily ascertainable. Although Regatta's loan portfolio varies, since January 1, 2001, it has had approximately sixty-seven loans outstanding aggregating approximately $11,518,850.

     Regatta has borrowed funds and made notes to its investors. Because of the problem loans described above, Regatta and its note holders orally agreed in 2005 to a deferral of principal and interest payments on the notes until March 2006. Commencing in 2006, Regatta has agreed to make reduced payments of interest only at the rate of 4% per year for four years with all accrued interest and principal due in 2010. Regatta believes that three unusual factors contributed to most of its problem loans: (1) the adverse economic effects experienced subsequent to the terrorist attacks on September 11, 2001; (2) poor credit and collateral evaluation by a former employee; and (3) forgeries on credit documents. The September 11, 2001 attacks did not affect directly any of the properties, which were secured by Regatta's mortgage loans, but Regatta's management believes that the attacks affected the general economy and contributed to a greater incidence of problem loans. There can be no assurance that we would not experience similar problems with the loans we make in the future. Such problems would affect adversely our operating results and our ability to make distributions to you.


     Returns on our Mortgage Loans May Be Reduced As a Result of Delays in Connection with Liquidation of a Defaulted Mortgage.

     As a matter of standard practice, we intend to enter into loan documents that will provide for real estate as the sole or primary collateral to secure repayment of our loans. Even assuming that the underlying real estate provides adequate security for the mortgage loan, substantial delays could be encountered in connection with the liquidation of a defaulted mortgage. The rights of borrowers and other secured lenders may limit our practical realization of the benefits of our agreements. For example, the rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral. Also, the borrower's right of redemption during foreclosure proceedings can deter the sale of our collateral. State and federal bankruptcy laws could also prevent us from pursuing various types of actions. Delays in collection could affect adversely our ability to pay our outstanding obligations, make new loans or pay dividends to our stockholders.

     By Becoming the Owner of Property, We May Become Liable for Various Payments and Unforeseen Environmental Obligations.

     We intend to own real property if we foreclose on a defaulted loan and purchase the property at the foreclosure sale. This may require us to make various payments, such as maintenance costs, insurance, property taxes and senior note obligations. In addition, under applicable environmental laws, any owner of real property may be fully liable for the costs involved in cleaning up any contamination by materials hazardous to the environment. Even though we might be entitled to indemnification from the person that caused the contamination, there is no assurance that the responsible person would be able to indemnify us to the full extent of our liability. Furthermore, we would still have court and administrative expenses for which we may not be entitled to indemnification.

     Our Results will be Subject to Changes in Real Estate Market Conditions Conditions and We May Experience Losses Because of Such Changes.

     We plan to focus on the collateral of the borrower rather than the borrower's overall financial condition in determining whether to make loans. This may increase our risk if real estate values decline as the borrower may not have other assets to use to repay the loan. We plan to make prompt loan decisions and will not require appraisals in advance of the loan approval and closing. We will typically require a loan to value ratio of 65% or less for our loans, but we will have no limitations on loan to value requirements. Many of the risks of holding mortgage loans reflect the risk of investing directly in the real estate securing the mortgage loans. This may be especially true in the case of a relatively small or less diverse pool of mortgage loans. Our business may be harmed by periods of economic slowdown or recession, which may be accompanied by declining real estate values. Any material decline in real estate values reduces the ability of borrowers to use real estate equity to support borrowings and increases the loan-to-value ratios of mortgage loans previously made, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. In addition, delinquencies, foreclosures and losses generally increase during economic slowdowns and recessions. The liquidation of real estate which is owned as the result of foreclosure may be adversely affected if the local market conditions in which the real estate is located are weak.

     Our Results May Be Reduced by Fluctuations in Interest Rates.

     Fluctuations in interest rates may reduce or eliminate net income from our investments. We do not plan to impose a prepayment penalty on our loans. We expect that most of our loans will have relatively short terms of either six months or one year. Nonetheless, should interest rates decrease during the term, our borrowers could prepay their outstanding loans with us in order to receive a more favorable rate. We may face greater difficulties in a rising interest rate environment. Inasmuch as most of the loans are anticipated to require the borrower to make a balloon payment, an increase in interest rates during the term of the loan may have an adverse effect on the borrower's ability to obtain refinancing or to otherwise obtain funds to make the required payments to us. In addition, to the extent that we obtain bank or other short-term financing, our profitability may be directly affected by the levels of and fluctuations in interest rates. For example, a substantial or sustained increase in interest rates could harm our ability to acquire mortgage loans and would reduce the interest rate differential between the average rate for our loans and our cost of borrowing and could result in losses. We currently have no commitment for a line of credit and no plans to seek a line of credit or other short-term borrowings. We have no plans to attempt to manage our interest rate exposure through derivative instruments such as reverse repurchase agreements or interest rate swaps.

     Competition with Other Lenders May Reduce our Profitability.

     The mortgage loan industry is highly competitive. We expect to face competition from independent mortgage lenders and other mortgage REITs and investors in loans which could reduce the profitability of our loans. Our standards and procedures are more lenient than conventional lenders, and we will invest in loans to borrowers who are unable to meet the credit standards of conventional mortgage lenders because of our focus on collateral rather than the borrower's overall financial condition. We also expect to approve loans more quickly than other mortgage lenders. Although we require personal guarantees, we do not require credit checks, employment verifications or income tax reviews of our borrowers and we do not intend to obtain appraisals on the property securing our loans before loan approval. We will face intense competition from competitors in this business, many of which are substantially larger and have more capital and other resources than we do. There can be no assurance we will be able to compete successfully in this market environment.

     Violation of State Usury Laws May Impede or Prohibit Our Ability to Collect on our Loans and May Subject Us to Regulatory Action and/or Legal Liability and Damages Exceeding the Loaned Amount.

     We are not licensed to make mortgage loans in any state, except that we registered as a loan broker in North Carolina in August 2005 for purposes of making a $135,000 loan in August 2005. The registration is effective for one year. Because our loans are made for commercial purposes, we believe that our business does not typically require licensing.

     State usury laws limit the maximum interest rates which may be charged on loans and impose penalties for violations of such laws. Generally, because of the commercial nature of our loans, our business is exempt from federal and state laws and regulations relating to loans and interest rates. We intend to seek loans in various states and plan to review the usury and licensing laws of any state in which we conduct lending activities. We will obtain legal opinions regarding compliance with state usury and licensing laws if deemed necessary by us. Such legal opinions would typically provide that the making of the loan would not be usurious and that we do not need any license in the state in which the property is located or other government approvals. If an opinion regarding these issues proves incorrect, and we are found to have violated state usury or licensing laws, our ability to collect on these loans may be impaired. In some cases, violation of usury laws may be a total defense to collection on these loans. Depending upon a state's laws, we may be subject to legal liabilities and damages that exceed the original loan amount. Additionally, if a loan violates state law, we may be subject to state regulatory action.

     We May Not Obtain REIT Status in 2006 and May Not Qualify Thereafter.

     Due to the timing of this offering and the 100 shareholder requirement for a REIT, we do not expect to qualify for REIT status until 2006. In order to operate as a REIT, we must meet complex requirements for qualification as described in the "Federal Income Consequences" section. We have not requested, and do not plan to request, a ruling from the IRS regarding our qualification as a REIT. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income, and would be subject to federal income tax at regular corporate rates. Failure to qualify as a REIT would reduce the funds available to distribution to our stockholders and could adversely affect the value of our common stock. Our decision to seek REIT status is based on current law, regulations and interpretations. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

     Legislation enacted in 2003 reduced the maximum tax rate of non-corporate taxpayers for dividends (for taxable years beginning after December 31, 2002 and before January 1, 2009) to 15%. However, dividends paid by REITs are generally not eligible for the new 15% income tax rate.

     We May Borrow Funds Which May Increase our Business Risks and Reduce the Amounts Available for Distribution to our Stockholders.

     There are no charter or bylaw limitations on our use of leverage. We may borrow funds to make mortgage loans. Borrowings may increase our business risks and reduce the amount available for distribution to our stockholders. We may also borrow funds necessary to satisfy the REIT distribution requirements.

     We May Not Be Able to Make Any Distributions to our Stockholders.

     We plan to qualify for REIT status in 2006 and to commence a monthly distribution program. In accordance with REIT requirements, we expect to distribute all or substantially all of our taxable income in each year, subject to certain adjustments. Because of our recent organization and absence of significant operating history, we have not established the amount of distributions, if any, to be made to our stockholders. The determination of the amount of distributions will be made by our Board of Directors based upon REIT requirements, cash available for distribution, future capital needs and other factors our Board deems relevant. We cannot predict the amount of distributions, which will be made to our stockholders, and we may not be able to make any distributions to our stockholders. We currently estimate that the maximum time from the closing date of this offering that the investors may have to wait to receive distributions will be six months.

     We Have No Operating History as a REIT and May Not Be Successful In Operating as a Public REIT, Which May Affect our Ability to Make Distributions to Stockholders.

     We were formed in November 2003 and have no significant operating history as a REIT or a public company. In particular, our Manager and our management have no experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could prevent us from qualifying, or continuing to qualify, as a REIT and could force us to pay unexpected taxes and penalties. In such event, our net income would be reduced, we could incur a loss and our cash available for distribution to our stockholders would be affected adversely.

     If We Terminate Our Manager Without Cause, the Termination Fee Payable to the Manager Would Reduce Cash Available for Operations.

     Upon non-renewal by us of the management agreement without cause, a termination fee will be payable to the Manager in an amount equal to the greater of the fair value of the management agreement as established by an independent appraiser or 4% of our mortgage loan portfolio. As the market value of the management agreement would be determined by an independent appraiser at a future date based upon then applicable facts and circumstances, no such termination fee can be estimated with any reasonable degree of certainty. However, the termination fee, if paid, would harm the cash available for our operations.

     Our Stockholders Are Subject to Ownership Limits in Order for Us to Qualify for REIT Status.

     Our Articles of Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by any single stockholder or affiliate group, as defined in the Internal Revenue Code. If the ownership, transfer, acquisition or change in corporate structure, would jeopardize our REIT status, that ownership, transfer, acquisition or change our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock. In addition to the 9.8% limitation, our Articles of Incorporation also provide that the Board of Directors may modify ownership restrictions in the interests of preserving our status of a REIT, or for any reason deemed to be in the best interest of the stockholders.

     We Would Be Subject to Taxes as a Regular Corporation if We Do Not Have REIT Status.

     Qualification as a REIT involves the application of highly technical and complex U.S. federal income tax code provisions for which only a limited number of judicial interpretations exist. Accordingly, it is not certain we will be able to remain qualified as a REIT for U.S. federal income tax purposes. If we fail to qualify a REIT in any taxable year and specific relief provisions of the Internal Revenue Code do not apply, we would be subject to federal income tax as a regular, domestic corporation. As a result, we would be subject to income tax liability and we would be unable to deduct distributions to our stockholders in computing taxable income. Tax liability could be substantial and we could be forced to take actions that would harm our operating results to make such tax payments. Further, we could also be disqualified from reelecting REIT status for the four taxable years following the year during which we became disqualified.

     No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualifications.

Risks Related To This Offering And The Common Stock

     Because We Established the Offering Price on an Arbitrary Basis, It May Bear No Relationship to the Value of the Shares.

     The price of the common stock offered hereby was determined arbitrarily by the Company. There is no correlation between the price of the common stock offered hereby and our proposed operations or any other recognized standard of value.

     Because Our Insiders May Purchase Shares in this Offering to Complete the Minimum Offering Requirement, Reaching the Minimum Offering Amount is No Indication of the Results of this Offering.

     Our shares are offered on a best efforts, minimum-maximum basis. The minimum which is required to be sold is 207,200 shares. Our directors, officers and current stockholders have the right to purchase shares for the purpose of meeting the minimum subscription amount. Accordingly, no investor should place any reliance on the sale of the specified minimum as an indication of the merits of this offering.

     An Active Trading Market For our Common Stock May Not Develop And the Market Price of our Common Stock May Be Highly Unstable.

     Prior to this offering, there has been no public market for our common stock. We expect to have our common stock quoted on the OTC Bulletin Board but we cannot predict the market price of our common stock, when any trading may commence, or whether you will be able to sell your shares quickly or at an acceptable price if trading in our stock is not active. There can be no assurance that the price of which the shares of common stock will sell in the public market after the closing of this offering will be higher than the price at which they are sold in this offering.

     The market price of our common stock may be highly unstable. There are many factors that could negatively affect our stock price or result in fluctuations in the trading volume of our common stock, including our results of operations, changes in interest rates, management changes, our general market and economic conditions.

     Our Common Stock Could be Classified as a "Penny Stock" Under SEC Rules Which Could Affect Trading Volume and the Market Price of our Common Stock.

     Because our stock will not be traded on a stock exchange or on Nasdaq, if the market price of the common stock is less than $5 per share, the common stock will be classified as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stock to persons other those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risks of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock could adversely affect market liquidity of the shares which in turn may affect the ability of holders of our common stock to resell the shares they purchased in this offering, and such holders may not be able to sell at prices at or above the price they paid.

     Stockholders May Be Diluted as a Result of Future Offerings.

     In addition to the net proceeds from this initial public offering, we plan to raise additional capital through one or more future public offerings, private placements or other financings involving our securities. Stockholders have no pre-emptive rights. If we commence a subsequent offering of shares or securities convertible into shares, or otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances, will experience dilution in the percentage of their equity investment in our company.

     The Ability of our Stockholders to Control our Policies or Effect Change in Control of our Company is Limited, Which May Not Be in our Stockholders' Best Interest.

     Some provisions of our charter and bylaws and the Maryland General Corporation Law, where we are incorporated, may delay or prevent a change in control of our company or other transactions that could provide our common stockholders with a premium over the then-prevailing market price of our common stock or that might otherwise be in the best interest of our stockholders. These include the ability of our Board of Directors to authorize the issuance of preferred stock without stockholder approval, which preferred stock may have voting provisions that could delay or prevent a change of control or other transaction that might involve a premium price or otherwise be in the best interests of our stockholders. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions can occur. These provisions of Maryland law may have the effect of discouraging offers to acquire us even if the acquisition would be advantageous to our stockholders.

     We May Issue Senior Securities That May Subordinate the Rights of Holders of Our Common Stock.

     Under the terms of our Articles of Incorporation, we have the authority to issue preferred stock. The terms of such preferred stock may include preferential rights to distributions over shares of common stock, such that in certain instances common stockholders would not receive a distribution. Our Board may authorize the issuance of preferred stock and fix the relative rights, preferences and limitations of such preferred stock without stockholder approval.

     A Significant Number of our Shares May Be Eligible for Future Sale, Which May Cause the Price of our Common Stock to Decline.


     We have 201,662 shares of our common stock outstanding which were issued between November 2003 and August 2004. We plan to compensate our directors for their annual Board service, partly in stock, and partly in cash. We issued 1,125 shares to our three independent directors (375 shares each) in February 2004. We have also created a stock incentive plan which authorizes the issuance of options to acquire up to 25,000 shares. No options have been issued to date.

     Pursuant to SEC Rule 144, the shares of restricted stock which were sold privately between November 2003 and August 2004, may be resold in limited quantities after a one-year holding period. Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could cause the market price of our common stock to decline.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Various statements that we make in this prospectus are "forward-looking statements." These forward-looking statements involve known and unknown risks, uncertainties and other factors that can cause the actual results, performance or activities of our business, or industry results, to be materially different from any future results, performance or activities expressed or implied by the forward-looking statements. These factors include: our limited capital resources, our limited operating history, our Manager's ability to make mortgage loans upon terms advantageous to us, and to realize the proceeds from those loans, changes in interest rates and other economic and business conditions, and our ability to retain key personnel.


     Many of these factors are beyond our control. We caution potential investors that any forward-looking statements made by us are not guaranties of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.


                                 USE OF PROCEEDS

     If the minimum offering of 207,200 shares is sold, we expect to receive net proceeds of approximately $1,402,200. If all 740,000 shares offered are sold, the net proceeds are expected to be approximately $5,265,000. Our day-to-day operations will be conducted by our Manager, Port Funding, and Port Funding will be responsible for expenses of operations, including rent and salaries. However, we will be responsible for expenses related to our operations as a separate publicly-held corporation, including the legal and accounting expense incurred in connection with the filing of periodic reports with the SEC pursuant to the Exchange Act, and expenses associated with qualifying and maintaining REIT status and stockholder matters, including transfer agent fees and expenses. We estimate that these expenses for the first twelve months following closing will be approximately $75,000. We do not expect this amount to vary depending upon whether the minimum or maximum offering is sold. If we choose to seek to raise additional financing during this period, we will incur additional expenses. We plan to use the balance of the net proceeds of this offering for making mortgage loans and for working capital. We do not expect our plan of operations to vary if only the minimum offered is sold, but we will have available fewer funds to make loans and may seek additional financing sooner. We expect that we will reserve approximately 15% of the balance ($199,080) for working capital purposes if the minimum offering is completed and approximately 5% of the balance ($259,500) if the maximum offering is sold.

                               DISTRIBUTION POLICY

     After obtaining REIT status, we intend to make regular, monthly cash distributions to our stockholders. However, because we have no significant operating history, we are not able to predict whether we will be able to make monthly distributions. Distributions will be made to those stockholders as of the record date selected by our Board of Directors. A declaration of cash distributions will be in the discretion of the Board of Directors and will depend upon our distributable funds, current and projected cash requirements, tax consequences, borrowing covenants and other factors. Because we have no significant operating history, we are not able to predict whether we will be able to make monthly distributions to our stockholders. We currently estimate that the maximum time from the closing date of this offering that the investors may have to wait to receive distributions will be six months.

     In order to qualify as a REIT for federal income tax purposes, we must make distributions each taxable year equal to at least 90% of our REIT taxable net income. Our cash available for distributions may be less than 90% of our REIT taxable net income which could require us to sell assets or borrow funds in order to make distributions. Distributions may constitute a return of capital, rather than a dividend on investments.

     We anticipate the distributions generally will be taxable as ordinary income to our stockholders, although a portion of such distributions may be designated by us as capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains.

     In the future, our Board of Directors may elect to adopt a dividend reinvestment plan.

                                    DILUTION

     Our net tangible book value as of September 30, 2005 was approximately $665,057 or $3.30 per share of our common stock. If you invest in our common stock, your interest will be diluted to the difference between the price you pay per share of our common stock and the net tangible book value per share of our common stock at the time of your purchase. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of our common stock issued and outstanding.

     After giving effect to the sale of the minimum of 207,200 shares of common stock offered by us at $7.25 per share and after deducting the estimated offering expenses payable by us, our pro forma net tangible book value, as adjusted, as of September 30, 2005, would have been approximately $2,067,257 or $5.06 per share. This amount represents an immediate increase in pro forma net tangible book value of $1.76 per share to the existing stockholders and an immediate dilution in pro forma net tangible book value of $2.19 per share to investors purchasing shares in this offering.

     If the maximum of 740,000 shares is sold, our pro forma net tangible book value, as adjusted, as of September 30, 2005, would have been approximately $5,930,057, or $6.30 per share. This amount represents an immediate increase in pro forma net tangible book value of $3.00 per share to the existing stockholders and an immediate dilution in pro forma net tangible book value of $0.95 per share to investors purchasing shares in this offering.

     The following table sets forth the number of shares of common stock purchased or to be purchased from us, the total cash paid or to be paid and the average price per share paid by existing holders of common stock and by the investors.

                            Shares Purchased            Cash Paid          Average Price
                                                                             Per Share
                         Number       Percent       Amount      Percent
Existing Stockholders   201,662         21.4     $  838,000      13.5         $4.16
New Investors           740,000         78.6      5,365,000      86.5          7.25
                        -------         ----      ---------      ----
TOTAL                   941,662        100.0     $6,203,000     100.0
                        =======        =====     ==========     =====

                         DETERMINATION OF OFFERING PRICE

     The offering price of the shares was arbitrarily determined by our management based upon consideration of our prospects, the background of our management, and current conditions in the securities markets. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria value. In no event should the offering price be regarded as an indicator of any future price of our common stock.

                            SELECTED FINANCIAL DATA

     You should read the following selected financial data in conjunction with "Management's Discussions and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes appearing elsewhere in this prospectus. The historical results are not necessarily indicative of the results to be expected in any future period.


                                                                                   November 4,
                                                                                      2003          November 4, 2003
                                       Nine Months Ended                           (inception)       (inception)
                                          September 30,          Year Ended          through           through
                                      2005            2004       December 31,      December 31,       December 31,
                                   (unaudited)     (unaudited)       2004             2003               2004
                                  -----------     ------------   -------------     ------------     -----------------
Statements of Operations Data:
Income                            $ 31,675          $27,542         $ 32,182          $     43            $32,225
Expenses:
     Bad Debt                       50,647               --               --                --                 --
     Legal and accounting           11,837           17,809           22,059            16,202             38,261
     Directors Fees                     --            7,032            7,032                --              7,032
     Management fees,
       related party                10,729           10,841           13,134                --             13,134

     Other                           7,339            3,305            4,095               280              4,375
                                   -------         --------         --------          --------           --------
Total Expenses:                     80,552           38,987           46,320            16,482             62,802
                                   -------         --------         --------          --------           --------
Net Loss:                         $(48,877)        $(11,445)        $(14,138)         $(16,439)          $(30,577)
                                  ========          =======         ========          ========           ========

Net loss per share                   (0.24)         $ (0.07)        $ (0.08)          $  (0.28)          $  (0.19)


                                At September 30,           At December 31,
                                -----------------        ------------------

Balance Sheet Data:             2005 (unaudited)                2004
                                ----------------                ----
Cash and cash equivalents          $154,032                  $501,725
Notes receivable                    563,288                   288,111
Total assets                        824,163                   850,638
Total liabilities                    65,573                    43,171
Total stockholders' equity          758,590                   807,467



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations From Inception Through September 30, 2005

     We were organized in November 2003. We made six sets of mortgage loans through September 30, 2005. Our first set of loans was made in May 2004. Each of these loans is secured by a first mortgage on a single-family residence located in St. Joseph, Missouri. The terms of the loans are set forth in four promissory notes, each of which provides for a maturity date in November 2004 (six months after the loans were made). Interest is accrued on these loans as earned. As the loans are past due 59 days or more, the interest income has been reversed. It will subsequently be recognized on a cash basis if and when remitted by the borrowers. This loan has been in default since October 2004. The borrowers attempted to refinance the loan and to sell the properties, but were unsuccessful in those efforts. Both of the borrowers have filed for bankruptcy and we have been granted the right to proceed with foreclosure by the bankruptcy court so that we may gain possession of the properties and resell them. The borrowers have provided us with copies of appraisals dated April 11, 2005, which were prepared by a local appraiser in connection with the borrowers' efforts to refinance the loan. The appraiser has estimated the aggregate market value of the four houses to be $270,000, which is greater than the $221,112 principal amount of the loan. However, there is no assurance that the properties can be resold for the appraised value and any sale will involve commissions and other expenses of sale. We have set up an allowance of $50,647 on our balance sheet at June 30, 2005 to cover anticipated holding and selling costs should we receive title to the properties through a conveyance by deed or foreclosure. The allowance consists of the following estimated amounts: $3,747 for insurance costs; $2,000 for property taxes; $24,900 for closing costs of sale, including brokerage commissions and title work; $6,000 for legal fees; $6,000 for maintenance; and $8,000 for holding and miscellaneous costs.

     In December 2004, we made two other loans. One loan for $62,000 was secured by a first mortgage on a single-family residence located in Carriere, Mississippi. The other loan was for $35,000 and was secured by a first mortgage on a single-family residence located in Milwaukee, Wisconsin. As of December 31, 2004, we had only disbursed $5,000 related to this loan. The balance of $30,000 was disbursed to the borrower in 2005. The promissory notes for both loans provided for interest equal to the prime rate as published in The Wall Street Journal plus 9.875%, but not less than 14.875%. Payments of interest only were due monthly on the Wisconsin loan and payments of interest and $500 of principal were due monthly on the Mississippi loan. Both notes provided for maturity in December 2005. Installment payments due on both loans were made as required in January, February and March 2005. However, no monthly payments were received on the Mississippi loan after March 2005 due to problems between the co-borrowers. As a result of Hurricane Katrina, the Mississippi property suffered some damage. The damage to the property was not extensive, the borrowers sold the property, and they paid the loan in full in November 2005. The Wisconsin loan was paid in full in July 2005.

     In May 2005, we made a loan for $70,000, which was secured by a first mortgage on a single-family residence located in McCordsville, Indiana. The promissory note for this loan provided for interest equal to the prime rate as published in The Wall Street Journal plus 7.875%, but not less than 13.875%. Payments of interest and $1,000 of principal were due monthly until the maturity on November 1, 2005. This loan was paid in full in October 2005.

     As described in the "Business" section, we made two loans in August 2005. Each of the two loans is in the principal amount of $135,000, and provides for interest at prime plus 8.875%, but not less than 14%. The loan that is secured by property in Elkhart, Indiana provides for monthly payments of interest and $1,500 of principal and is due February 1, 2006. The loan that is secured by property in Asheboro, North Carolina provides for monthly payments of interest only with a balloon payment of all principal and accrued interest due on September 1, 2006.



     The following is a summary of mortgage loans outstanding at September 30, 2005:


                                                                                       Principal  Interest   Interest
                                                                                       Amount of  Income     Income
                                 Final                                      Carrying   Loan       Included   Excluded
                                 Maturity  Periodic              Face       Amount of  Subject    in Net     in Net
                     Interest    Date      Payment      Prior    Amount of  Mortgage   to         Income     Income
Description          Rate                  Terms        Liens    Mortgage              Delinquent for Nine   for Nine
                                                                                       Principal  Months     Months
                                                                                       or          9/30/05    9/30/05    Status
                                                                                       Interest
Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust         10.875%     11/08/04   payments       None   $ 52,434   $ 52,434   $ 52,434     $    0    $ 5,702   Default

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust         10.875%     11/08/04   payments       None     61,429     61,429     61,429          0      6,680   Default

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust         10.875%     11/08/04   payments       None     54,815     54,815     54,815          0      5,961   Default

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust         10.875%     11/08/04   payments       None     52,434     52,434     52,434          0      5,702   Default

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust          9.875%     12/15/05   payments       None     62,000     60,500     60,500      2,274      2,987   Default
                                                                                                                      (Repid after
Note secured by a    Prime                   Monthly                                                                      9/30/205)
commercial loan 1st  plus                    interest
deed of trust          9.875%     12/22/05   payments       None     35,000     35,000       None      2,679          0   Repaid

Note secured by a    Prime                   Monthly                                                                     Current
commercial loan 1st  plus                    interest                                                                    (Repaid
deed of trust          7.875%     11/01/05   payments       None     70,000     65,323       None      3,825          0    after

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust          8.875%     02/01/06   payments       None    135,000    132,000       None      3,255          0  Current

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust          8.87%      09/01/06   payments       None    135,000    135,000       None      1,729          0  Current

                                                                                                                         9/30/05)

               Total                                               $658,112   $613,935  $ 281,612    $13,762     27,032


     Our expenses consisted primarily of organizational costs, and costs related to raising capital and preparing for this initial public offering.

     Our day-to-day operations will be conducted by our Manager, Port Funding, pursuant to a management agreement. Port Funding will be responsible for expenses of operations, including rent and salaries. We will be responsible for expenses related to operation as a separate publicly-held corporation, including the legal and accounting expense incurred in connection with the filing of periodic reports with the SEC pursuant to the Exchange Act and expenses associated with qualifying and maintaining REIT status and stockholder matters, including transfer agent fees and expenses.

Liquidity and Capital Resources

     At September 30, 2005, we had current assets of $730,630 and current liabilities of $65,573, resulting in working capital of $665,057.

     We have no long-term debt. Because our Manager, Port Funding, will be responsible for our operating expenses, including expenses relating to servicing our mortgage loans, we believe that our current working capital will be sufficient to satisfy our other cash requirements for the next 12 months. Port Funding will receive compensation solely from amounts received from our borrowers. We have a management agreement with Port Funding that provides that origination fees up to 8% of the loan balance and 50% of the excess will be paid to Port Funding. We will also pay Port Funding a fee of 50% of the interest received on our loans in excess of the prime rate (as adjusted from time to time) plus 500 basis points. Port Funding will also receive 50% of all default interest, penalties, net foreclosure proceeds and equity participations. Any amounts that Port Funding receives from our borrowers decreases the amount that we will receive from our borrowers.

     In August 2004, we completed a private placement of our common stock at $6.25 per share. The price per share was determined arbitrarily by our Board and does not necessarily have any relationship to our book value, operating results or any recognized standard of value. We did not obtain a contemporaneous valuation by an unrelated valuation specialist in connection with our private placement at $6.25 per share. We plan to obtain additional funding, from time to time, through additional offerings, which may consist of common stock, investment notes, and other securities. We have no commitment for other funding from any source, and such funding may not be readily available, or if available, the terms may not be favorable to us. We also may arrange for a line of credit or short-term borrowings from banks or other lenders, although we have no current plans to seek such financing.

Critical Accounting Policies

     Notes Receivable

     We account for notes receivable at origination as held in our portfolio and carry the notes at the lower of aggregate cost or market value. Due to our high risk lending activities, interest is accrued monthly on notes receivable as earned. Interest is reversed if a loan becomes past due 59 days or more and subsequently recognized on a cash basis if and when remitted by the borrower. We will maintain a valuation account for certain loans that are in default, have significant collateral deficiencies or have other attributes that reduce their collectibility potential. The valuation account is netted against notes receivable.

     Revenue Recognition

     Loan origination fees and other lender fees received by us are deferred and recognized as income over the life of the loan. Interest is accrued monthly on notes receivable as earned. Interest is reversed if a loan becomes past due 59 days or more and subsequently recognized on a cash basis if and when remitted by the borrower.

    Fair Value of Financial Instruments

     Our financial instruments include cash and cash equivalents. Book value of these financial instruments is representative of their fair value.

     Income Taxes

     We record deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Concentration of Credit Risk

     Financial instruments which potentially subject us to concentrations of credit risks consist primarily of cash and cash equivalents and notes receivable.

     Our material concentration of credit risk consists principally of investments in mortgage loans. Our investments in mortgage loans are collateralized principally by first deeds of trust on real estate. At December 31, 2004, we had four mortgage loans receivable from two related individuals totaling approximately $221,111. As of December 31, 2004, the $221,111 was in default. The borrowers subsequently filed for bankruptcy, and we anticipate receiving title to the property in the near future. The individual's loans as a percentage of value were approximately 100% at the time of sale. The weighted average interest rate on mortgagee notes receivable is approximately 10.5% per annum.

     Other financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents. At December 31, 2004, we had approximately 398,000 of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

     Market Risks

     We are involved in the real estate mortgage market. Changes in interest rates or other market conditions within the real estate mortgage market may have a significant effect on the volume and profitability of our business.

     Management Fees

     We have entered into an agreement with Port Funding to manage our day-to-day operations, including originating loans through our account and providing personnel and office space in exchange for a management fee. Management fees related to origination fees are paid as collected, and deferred and expensed over the life of the loans according to SFAS 91, "Accounting for Nonrefundable Fees and Costs Negotiated with Originating or Acquiring Loans and Indirect Costs of Leases." Management fees related to interest are expensed as the interest income is recognized.

                                    BUSINESS

     We were formed to build a portfolio of mortgage loans that generates net income for distribution to our stockholders. We intend to finance our acquisitions of mortgage loans with the proceeds from this offering and subsequent equity offerings, as well as borrowings. Our borrowings may be through banks or other financial institutions, or more likely, through private placements or public offerings. We plan to be structured as a real estate investment trust or REIT for federal income tax purposes. By electing REIT treatment, we will be able to deduct dividend distributions to our stockholders for federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its stockholders by way of dividend payments. In order to become, and maintain, our status as a REIT, we must comply with various requirements under federal income tax law that are discussed under "Federal Income Tax Consequences." We may not obtain REIT status in 2006 and may not qualify thereafter.

     We have engaged Port Funding, Ltd. to manage our investments and perform administrative services for us. Additional information regarding Port Funding and the fees to be paid by us to Port Funding are discussed in the "Management" section.

     We intend to make loans primarily to small businesses and to individuals whose financial condition and lack of operating history make it difficult to obtain conventional bank financing. We expect to use a substantial portion of the proceeds of this offering to make these loans. We also plan to raise additional funding in the future for these activities, which will likely be in the form of equity or debt offerings. Such offerings may involve senior securities and may be secured obligations. We may also borrow funds from lending institutions or others, including establishing a line of credit; however, we have no current plans to seek a line of credit. We do not plan to purchase the securities of other companies or otherwise make investments. However, we may accept securities as collateral for our loans and may temporarily own them in connection with collection activities.

     Typically, the loans will be small commercial loans and the real property may be difficult to evaluate under typical residential underwriting guidelines. Such borrowers are normally considered a high risk by conventional lenders. In order to service the needs of such borrowers, we intend to structure specialized financing arrangements designed to meet the particular financial circumstances of the borrower. Such arrangements could include partial releases of collateral prior to maturity, an extended term or no interest payable until maturity. However, in most circumstances, we expect that our loans will provide for monthly payments of interest at a fixed or floating rate. We do not have an estimate of the percentage of our loans that may contain specialized financing arrangements. We will not have any limitations on these types of arrangements.

     We also expect that our loans will be short-term loans with initial maturity dates of one year or less, although some loans may be structured to allow renewal by the borrower for an additional term of one to two years or less. We also expect that our loans will require the borrower to make a "balloon" payment on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay a mortgage loan in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to obtain suitable refinancing, sell the underlying property or otherwise raise a substantial cash amount. An increase in interest rates over the mortgage rate applicable at the time the loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payments. As a result, such loans may involve a higher risk of default than fully amortizing loans.

     We intend to hold all of our mortgage loans to maturity. In addition, the REIT provisions of the Internal Revenue Code will limit in some respects our ability to sell mortgage loans. We believe that our proposed financing arrangements may be less attractive to certain competitors because of the relatively small size of the loans and the complexity of analyzing the credit risk in structuring loans for such companies. However, due to the greater risks associated with these types of loans, we believe we will be able to charge higher rates of interest and other fees, such as application fees, closing fees and late charges, than conventional market lenders. Furthermore, we expect to gain a competitive advantage as a result of the relative speed by which we can evaluate, approve and fund loan applications compared to conventional banks which often require protracted loan committee approval and independent appraisals of collateral.

     Our first set of mortgage loans made in May 2004 consisted of four loans in the aggregate amount of $221,112. Each of these loans was secured by a first mortgage on a single-family residence located in St. Joseph, Missouri. The terms of the loans were set forth in four promissory notes, each of which provided for a maturity date in November 2004 (six months after the loans were made). The loans were made to two individuals who are brothers. These individuals were jointly and severally responsible for the obligations under the four promissory notes. Payments of interest only were due monthly prior to maturity. The interest rate was equal to the prime rate as published in The Wall Street Journal plus 10.875%, but not less than 14.875%. There was a late fee penalty of 15% of the amount of any payment not made as scheduled. The borrowers paid origination fees of $12,171 in connection with these loans, of which $10,512 was paid to Port Funding. The full payment of the principal and any accrued but unpaid interest and other charges were due in full on the maturity date of each note. Prepayments without penalty were allowed to be made by the borrowers at their option prior to the maturity date. The borrowers renovated the properties but were unable to sell them. The borrowers failed to make the October 2004 interest payment and failed to pay off the loan on the maturity date in November 2004. The borrowers attempted to refinance the loan and to sell one of the houses, but were unsuccessful in these efforts. The borrowers have provided us with copies of appraisals dated April 11, 2005, which were prepared by a local appraiser in connection with the borrowers' efforts to refinance the loan. The appraiser has estimated the aggregate market value of the four houses to be $270,000. Both of the borrowers have filed for bankruptcy. We have set up an allowance of $50,647 on our balance sheet at June 30, 2005 to cover anticipated holding and selling costs should we receive title to the properties through a conveyance by deed or foreclosure.

     In December 2004, we made two other loans. One loan for $62,000 was secured by a first mortgage on a single-family residence located in Carriere, Mississippi, which is approximately 60 miles north of Biloxi, Mississippi. The other loan is for $35,000 and was secured by a first mortgage on a single-family residence located in Milwaukee, Wisconsin. The promissory notes for both loans provided for interest equal to the prime rate as published in The Wall Street Journal plus 9.875%, but not less than 14.875%. Payments of interest only were due monthly on the Wisconsin loan, and payments of interest and $500 of principal were due monthly on the Mississippi loan. Both notes provided for maturity in December 2005. Installment payments due on both loans were made as required in January, February and March 2005. However, no monthly payments since March 2005 were received on the Mississippi loan due to problems between the co-borrowers. As a result of Hurricane Katrina, the Mississippi property suffered some damage. The damage to the property was not extensive, the borrowers sold the property, and they paid the loan in full in November 2005. The Wisconsin loan was paid in full in July 2005.

     In May 2005, we made a loan for $70,000, which is secured by a first mortgage on a single-family residence located in McCordsville, Indiana. The promissory note for this loan provides for interest equal to the prime rate as published in The Wall Street Journal plus 7.875%, but not less than 13.875%. Payments of interest and $1,000 of principal are due monthly until the maturity on November 1, 2005. The loan was paid in October 2005.

     In August 2005, we made a loan for $135,000, which is secured by a first mortgage on approximately 7.29 acres of land and one Liberty Modular home in Elkhart County, Indiana. The borrower intends to develop the property, which consists of 17 lots upon which modular homes may be erected. The promissory note for this loan provides for monthly payments of interest and $1500 of principal until the maturity on February 1, 2006. Interest will accrue at 14%, as adjusted monthly based on the prime rate as published in The Wall Street Journal plus 8.875%, but not less than 14%. At such time as houses are constructed and lots and/or houses are sold to third party purchasers, an additional principal prepayment of $25,000 shall be due, reduced by the consulting fee described below.


     In addition, the borrower has agreed to pay a consulting fee to us of $4,950 when each lot is sold. No lots have been sold to date. The amount of the $25,000 principal prepayment will be reduced by the amount of the consulting fee paid to us. In connection with our loan evaluation, our president discussed various matters with the borrower regarding development strategies, and it was determined that a consulting fee should be paid to us.

     We made one other loan for $135,000 in August 2005. This loan is secured by a first mortgage on an office building used by the borrower for her medical practice in Asheboro, North Carolina. The promissory note provides for interest only monthly payments beginning on October 1, 2005 with a balloon payment of all principal and accrued interest due on September 1, 2006. We received an origination fee of $6,412 in connection with this loan, which will be paid to Port Funding pursuant to our management agreement. The borrower used the proceeds to pay off an existing mortgage and to partially satisfy a lien on the property imposed by the Internal Revenue Service for unpaid taxes of $274,141 of the borrower. The Internal Revenue Service has agreed to subordinate its lien to our mortgage.

     Subsequent to completion of this offering, we expect that our average loan amount will be between $200,000 and $500,000, but may be lower or higher depending upon the circumstances. Even if we sell the maximum number of shares in this offering, we will not be able to make a substantial number of mortgage loans. This will result in less diversification which may result in a greater risk of loss. We have no minimum number or value of mortgage loans that we contemplate making as part of our business plan.

Loan Policies and Procedures

     We expect the loans we fund from the proceeds of this offering to be secured by mortgage liens on real property. Prior to making a loan, we plan to obtain a title insurance commitment to insure the priority of the Company's lien position. In order to "perfect" our security interest in collateral, we will be required to make certain filings with various government agencies.

     Our methods of evaluating loan applications and collateral will include management's overall review of the applicant's assets and the specific collateral offered for the loan in question. We attempt to offer an expedited review of loan proposals. Promptly after receipt of a loan proposal and funds sufficient to cover out-of-pocket expenses, we will typically make an on-site visit of the collateral. We expect that such on-site visits will be made by our president, Stephen D. Replin, or another representative of our Manager. The Manager will typically observe the condition and appearance of the property upon which the mortgage will be obtained as well as the neighborhood and surrounding area. The Manager will usually review reports of sales of comparable properties and vacancy rates in the area. Credit reports of loan applicants may occasionally be analyzed to determine a borrower's level of indebtedness and debt repayment history if readily available. Interviews with realtors may be utilized when our executive officers are not familiar with proposed collateral. In such cases, we plan to locate independent, real estate professionals and others with expertise with the particular property and location.

     In most cases, we plan to review the financial statements of the applicant although such review will not be determinative of our willingness of us to either make or reject any particular loan application. We may also require tax returns.

     The paramount consideration in evaluating potential collateral will be the immediate liquidation value ("quick sale value") of the collateral and the potential difficulty or cost of seizing and liquidating the collateral. However, we do not plan to obtain appraisals on the property before the loan is approved. Due to our focus on the collateral rather than the overall financial condition of the borrower, our risk of loss may be increased by our failure to obtain appraisals prior to loan approval. While in some cases we may find it necessary to initiate foreclosure, costs of foreclosure can be significant and can vary considerably. Such costs generally include attorney's fees and filing fees. Collateral which cannot be sold quickly or that presents potential problems with liquidation may not be suitable for us.

     In addition to the foregoing factors, we plan to also consider our overall business objectives in considering any particular loan application. Among these objectives are: the generation of sufficient cash flow to pay operating expenses; the preservation and protection of our capital; and the maintenance of sufficient liquidity to meet our obligations with respect to the maturity schedules of debt obligations; and the generation of sufficient cash flow to pay dividends. We do not intend to make loans with any funds raised from this offering to our affiliates or to the affiliates of management or Port Funding.

     Once all pertinent information on a loan application is complied, we will consider what relevant factors, including the location, condition, use and income-producing capacity of the property which will serve as collateral for the loan, and the ease of sale or liquidation of such collateral prior to approving any loan. We will also consider the loan to value ratio and generally require a maximum loan to value ratio of approximately 65% based on our evaluation of value, which may prove to be inadequate. We do not plan to make loans with a higher loan to value ratio unless additional collateral is provided. However, we have no limitations on loan to value requirements.

     Portfolio composition and industry concentration from time to time will be determined by general economic conditions and the type and quality of loan applications that we receive from time to time. We expect to be the sole lender for most loans; however, we may participate with other lenders in making particular loans.

     We may make a loan to a corporation, partnership, limited liability company or other entity; however, in most circumstances we will obtain the personal guarantee from at least one of the owners of the business.

     The following is a summary of the parameters Port Funding generally expects to use in making our loans. The rates and terms are specific to the market conditions that exist currently, and may change significantly over time, as general economic, market and other conditions change.


Interest Rates:                         From 12% to 15% per annum;

Origination Fees:                       From 3 to 10 "points" of the gross loan
                                        amounts; typically, origination fees are deducted from the gross loan amounts in order to determine what the net disbursable proceeds are to the borrower;

Term:                                   Typically either 6 months or 1 year;

Renewal Capabilities:                   None typically written into the loan
                                        documents;

Personal Signatures Required:           A personal signature of the borrower is
                                        required, even when accompanied by
                                        corporate signatures;

Typical Required Payments:              Payments of interest only per month is
                                        the most typical payment format;
                                        occasionally, principal payments may be
                                        required monthly or quarterly when
                                        circumstances permit;

Penalties for Prepayment:               None;

Loan To Value Requirements:             At 65% or less of the value, but we have
                                        no loan to value requirements;

Personal Inspections:                   Typically yes, although we may use
                                        alternative methods of inspection for
                                        smaller loans;

Collateral:                             Most forms of improved real estate
                                        located anywhere in the US..(i.e.
                                        residential, commercial, industrial,
                                        multi family, retail, some single
                                        purpose buildings, NNN leased
                                        commercial, some mixed-use properties,
                                        and so on); in limited circumstances,
                                        loans may be made on unimproved land (in these cases, however, the loan to value requirements are lower than those of improved properties);

Additional Collateral:                  As additional collateral
                                        only (the primary collateral for each
                                        loan should consist of real estate),
                                        financial assets may be taken in the
                                        form of letters of credit, certificates
                                        of deposit, stock and bond portfolios,
                                        accounts receivable, secured promissory
                                        notes, and other assets with readily
                                        determinable residual values and
                                        identifiable markets;

Equity Participations:                  In appropriate circumstances,
                                        participations may be available;

Default Interest:                       Always built into each promissory note
                                        (exact rates are dependent upon each
                                        state's limitations and the
                                        circumstances of each loan);

Late Payment Penalties:                 Yes, if permitted by state laws;

Use of Loan Proceeds:                   Our loans will be made to persons for
                                        various commercial purposes, including
                                        renovation and sale of single family
                                        residential properties. We do not plan
                                        to make residential mortgage loans,
                                        i.e., loans to persons who plan to
                                        reside in the properties that secure our loans. The majority of loans that we have made have been secured by single family residential properties, and many of our loans in the future may be secured by single family residential properties;


Average Loan Size:                      Typical loans are between $200,000 and
                                        $500,000, but may be lower or higher
                                        depending upon the circumstances.
                                        Because of our limited resources, the
                                        loans we have made have been for lower
                                        amounts;

Security Position:                      Usually in the first position; we will,
                                        however, consider junior positions in
                                        appropriate circumstances and
                                        we have no limitation on the amount of
                                        junior security positions we may hold;

Cross Collateralization
Allowed:                                Yes;

Title Insurance Required:               Yes;

Property Insurance Required:            Yes, all risk coverage is required on
                                        improved property and liability coverage on unimproved property;

Formal Appraisal Required:              No formal appraisal is required in
                                        advance of the loan approval and
                                        closing; appraisals may be obtained
                                        after the closing;


Loan Participations:                    On a case by case basis, participations
                                        are considered;

Independent Counsel Required
to Prepare Loan Documents:              Yes;

Credit Checks Required of
Borrowers:                              No;

Income Tax Reviews Conducted
by Lender:                              No;

Employment Verifications
Made by Lender:                         No;

Cash Flow Evaluations and
Income Verifications Required
by Lender:                              No;

Use of Proceeds Verified:               No; An Affidavit of commercial purpose
                                        will be executed at the loan closing by
                                        each borrower.

Interest Rates

     We plan to charge substantially higher interest rates for our loans than those rates charged by conventional lenders. Generally, the interest rates on our loans should be five to ten percent in excess of the then current prime rate, whereas conventional lenders would typically charge no more than four percent in excess of the prime rate. We also plan to charge origination fees that range from three to ten points of the gross amount of the loan plus other fees depending upon the particular loan. The interest rate on some loans may be variable and tied to a formula that may change with adjustments to the prime-lending rate (or some other widely accepted measure). These variable rate loans typically have a fixed minimum interest rate, with the ability to increase with rising market rates. We will be limited in the maximum amount of interest we may charge by statue usury laws. The current maximum interest rate in Colorado is 45%. Market conditions, current interest rates, general economic conditions, state usury laws and competition all affect the rate of interest charged by us.

Origination of Loans, Closings, Servicing and Fees

     We plan to rely upon contacts of Port Funding, and referrals from other lending institutions, and loan brokers as our primary sources of prospective new borrowers. Once a loan request is received by us, the application will be assigned to a Port Funding officer for review and evaluation of information such as personal interviews, financial statements of the borrower and title checks. We may also require tax returns. However, our focus will be on the collateral as opposed to the overall financial condition of the borrower.

     Upon completion of this offering, our President and the President of Port Funding, Stephen D. Replin, plans to devote approximately 70% of his business time to Port Funding and 10% of his time to our company in performing the functions described above, although such time allocations may vary from period to period. Management believes this level of executive staffing is sufficient and intends to maintain this level of executive staffing for the foreseeable future. However, one to two full time administrative and loan personnel may be retained at some time after the completion of this offering, depending upon the amount of proceeds received from this offering.

     All loans made by us will be serviced by Port Funding. The servicing includes notifying each borrower of the payment date and amount of payment due, providing a statement before the end of the loan term, and notifying the borrower that the balance on the loan is due. Upon full payment of principal and accrued interest, documents necessary to terminate our security interest in the collateral will be provided to the borrower. Port Funding's servicing activities also may include the initiation of foreclosure proceedings in the event of a default on the loan as well as the supervision of the sale of any collateral, which becomes owned by us as the result of the foreclosure process.

Write-Offs and Allowances for Credit Losses

     Port Funding will attempt to minimize credit losses by establishing credit limit policies and maintaining close supervision of its loans and the underlying collateral. We have made only six sets of mortgage loans so we do not currently have a diverse mortgage portfolio. We expect, that after completion of this offering, our typical loan amount will be between $200,000 and $500,000. Inasmuch as the proceeds from this offering are only $1,502,200 for the minimum offering and $5,365,000 for the maximum offering, our portfolio will likely be concentrated and not diverse which could increase our risk exposure.

     To the extent loans are in default, foreclosure actions may be instituted. Our policy will be to internally classify loans in default as non-performing assets. Non-performing assets can have a significant negative effect on our cash flow and our ability to pay our operating expenses as well as any interest that we may be obligated to pay.

Ownership of Real Property

     At present, we do not intend to invest directly in real property. However, we may hold real estate as a result of defaulted mortgage loans. If we acquire property in foreclosure, we plan to attempt to liquidate such property as soon as possible. Foreclosure proceedings are expected to be relatively inexpensive if not contested, costing approximately $5,000, or could be more costly and difficult to predict if contested. During the time that we hold a property, we will likely be required to pay the costs of property insurance, real estate taxes, utilities and incur maintenance costs in order to protect our interest in the property. We cannot predict the amount of these costs which will vary from property to property, but they could be substantial.

Competition

     The business of commercial finance is highly competitive. Our major competitors are other private lenders which attract similar customers and offer similar financing, many of which have greater financial and personnel resources than us.

     We anticipate making loans to small and medium sized companies and to individuals that are not sought by other lenders because of the relatively small amount of their credit needs, the complexity of analyzing such credit and structuring loans for such companies' needs, the early stage in the development of such companies, or other factors. Other factors could include the absence of a prior relationship with the lender, the type of property, the variability of cash flows derived from the property or the debt profile of the borrower. We plan to attract potential borrowers who wish to take advantage of the relative speed with which Port Funding can evaluate and approve loan applications compared to conventional banks who often require protracted loan committee approval and time consuming, independent appraisals of collateral. We do not plan to obtain appraisals on the property before a loan is approved. We also plan to make a prompt on-site inspection of the collateral. Due to our focus on the collateral rather than the overall financial condition of the borrower, our risk of loss may be increased by our failure to obtain appraisals prior to approval.

Regulation

     We are not licensed to make mortgage loans in any state, except that we registered as a loan broker in North Carolina in August 2005 for purposes of making the $135,000 loan in August 2005 described above. The registration is effective for one year. We believe that our business does not typically require licensing as our loans are made for commercial purposes only. Except for state usury laws which limit the maximum interest rates which may be charged on loans and impose penalties for violations of such laws, including restitutions of excess interest and denial of enforcement of the debt, our business is generally exempt from federal and Colorado state laws and regulations relating to loans and interest rates. We plan to lend within and outside of the state of Colorado and in doing so may be subject to laws of other states. The mortgage loans we have made have had security on properties located in the States of Indiana, Mississippi, Missouri, North Carolina and Wisconsin. Prior to making the loans, we obtained opinions of local counsel that the type of loan intended to be made by us would not violate the applicable state's usury law or require us to be licensed as a lender in that state (except with respect to North Carolina where the opinion stated that the appropriate license or approval had been obtained). We intend to seek loans in various states which have not been identified by us. We plan to review the usury and licensing laws of any state in which we conduct lending activities, and will obtain legal opinions if deemed necessary by us. Such legal opinions would typically provide that the making of the loan would not be usurious and that we do not need any license in the state in which the property is located or other government approvals.


                                   MANAGEMENT

Directors And Officers

     Our directors and officers are listed below, including their respective names, ages and positions with us.

         Name                  Age            Position with the Company
         ----                  ---            -------------------------
Stephen D. Replin              58             President, CEO and Director

W. Russell Owens               57             Director

Dr. Glen Zelkind               59             Director

Stephan K. Tannenbaum          54             Director

Wanda E. Wages                 55             Secretary-Treasurer

     Stephen D. Replin has served as our president, chief executive officer and director since our inception in November 2003. He has served as the President, Chief Executive Officer and a Director of Regatta Capital Limited since its inception in October 1988. Mr. Replin has served as the President, Chief Executive Officer and a director of Port Funding since its inception in March 2003. Regatta Capital Limited is engaged in the business of making mortgage loans. From April 1985 to October 1988, he served as President of Cherry Hill Capital, an asset-based lending and private banking company. Mr. Replin has been an asset-based lender since 1977. He received a B.S. degree in accounting from the University of Colorado and an MBA, with distinction, from the New York University Graduate School of Business with a double major of corporate finance and investments. He received a JD degree from the University of Denver College of Law and an LL.M. degree in taxation from the New York School of Law. Mr. Replin was previously engaged as a certified public accountant. He has been listed in "Who's Who in American Law" and "Who's Who in Corporate Finance." Mr. Replin served as Chairman of the Colorado Wyoming affiliate of the American Heart Association as well as serving as a member of the Board of Directors of the Desert Mountain affiliate of the American Heart Association. Mr. Replin is also an officer and director of Monet Entertainment Group, Ltd, a public company which is currently in the development stage.

     W. Russell Owens has served as principal of Coffey Owens Group, a business broker, since 2000. The Coffey Owens Group represents buyers and sellers of businesses. From 1997 to 2000, he served as Vice President of Business Development and Vice President of Sales and Marketing of College Network/Distance Learning, an e-commerce company. From 1994 to 1997, he was a consultant engaged in sales and marketing and corporate recruiting. Mr. Owens is a graduate of Westminster College in Salt Lake City, Utah.

     Dr. Glen Zelkind has been engaged in the private practice of dentistry since 1974. He has also been engaged in various business activities, including the ownership and operation of mobile home parks in Colorado Springs and Pueblo, Colorado. In addition, he has owned, operated and managed other residential rental properties. From 1990 to 1993, Dr. Zelkind served on the Board of Trustees of the Alpha Omega International Dental Fraternity, and in 1993, he served as its Chairman of the Board. He has also served as Treasurer and President of both the Metropolitan Denver Society and the Colorado Dental Association. Dr. Zelkind received a B.S. degree from Colorado State University and a D.M.D. from the University of Louisville School of Dentistry.

     Stephan K. Tannenbaum has served as the president of Tannenbaum & Company P.C., a certified public accounting firm, for the past nine years. Mr. Tannenbaum received B.S. degrees in psychology and accounting from the University of Colorado. Mr. Tannenbaum is also a director of Criticare Systems, Inc.

     Wanda E. Wages has served as our secretary and chief financial officer since our inception in November 2003. She has served as secretary and chief financial officer of Regatta Capital Limited since December 2001. Ms. Wages has served as the Secretary and Chief Financial Officer of Port Funding since its inception in March 2003. She has been in the accounting profession since 1976 working for Deloitte Touche from 1976 through 1988 as a staff accountant. Thereafter, she served as a manager for Gardenschwartz & Suber, PC, CPA's from 1988 through October 1999. From October 1999 through December 2001, she was employed as a manager of Dunaway & Willis, PC, CPA's in Beaumont, Texas.

Compensation Of Our Officers And Directors

     Directors, other than our President, Stephen D. Replin, will receive annual compensation of $3,750 in cash and 750 shares of our common stock. In February 2004 we issued 375 shares to each of our independent directors. The cash fees will accrue and will only be payable if and when we have assets of at least $2,500,000. Any accrued fees will be forfeited if the Director resigns his position with the Company. Mr. Replin will be compensated by Port Funding and will not receive any direct cash compensation from us. As Port Funding was recently formed, Mr. Replin has received no compensation from Port Funding. Mr. Replin's future compensation from Port Funding has not been determined and will depend upon the amount derived from its activities as our Manager. We have created a 2003 Stock Incentive Plan which is described below. Mr. Replin and the other directors are eligible to participate in this Plan.

     Other than the agreements described above, we have no agreement or understanding, express or implied, with any officer or director regarding employment with us or compensation for services. Compensation of officers and directors will be determined by the Board of Directors and is not subject to stockholder approval. It is possible that we may grant stock options to officers and/or directors in the future.

     We have no retirement, pension, profit sharing or insurance or medical reimbursement plans covering our officers and directors, and we do not contemplate implementing any such plans in the foreseeable future.

2003 Stock Incentive Plan

     In November 2003, we adopted our 2003 Stock Incentive Plan. The purpose of the plan is to promote our interest and the interests of our stockholders by providing participants a significant stake in our performance and providing an opportunity for the participants to increase their holdings of our common stock. The plan is administered by the Option Committee, which consists of the Board or a committee of the Board, as the Board may from time to time designate, composed of not less than two members of the Board, each of whom shall be a director who is not employed by us. The Option Committee has the authority to select employees and consultants (which may include directors) to receive awards, to determine the number of shares of common stock covered by awards, and to set the terms and conditions of awards. The plan authorizes the grant of options to purchase up to 25,000 shares of our common stock. In addition to stock options, we may also offer a participant a right to purchase common stock subject to such restrictions and conditions as the Option Committee may determine at the time of grant. Such conditions may include continued services to us or the achievement of specified performance goals or objectives. No options or common stock have been issued pursuant to the plan.

Board Committees

     Our Board has established an audit committee and a corporate governance and nominating committee. Other committees may be established by our Board of Directors from time to time.

     Our Audit Committee is composed of two directors: W. Russell Owens and Stephan K. Tannenbaum. Mr. Tannenbaum is the chairman of the Audit Committee. The Board has determined that Mr. Tannenbaum qualifies as an "audit committee financial expert" as defined by the SEC. Our Audit Committee operates pursuant to a written charter adopted by the Board, which is included as an exhibit to the registration statement of which this prospectus is a part. Among other things, the Audit Committee oversees the processes or our accounting and financial reporting processes in compliance with our legal and regulatory requirements. Its duties include monitoring the integrity of our financial reporting system process and systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee has the sole authority to appoint or replace the independent auditor.

     Our Corporate Governance and Nominating Committee has been established to assist the full Board in fulfilling its responsibilities to assure we are governed in a manner consistent with the interests of our stockholders. The members of our Corporate Governance and Nominating Committee are W. Russell Owens and Dr. Glen Zelkind. The Corporate Governance and Nominating Committee will advise the Board with respect to: (a) board organization, membership and function; (b) committee structure, membership and operations (including any committee authority to delegate the subcommittees); (c) succession planning for our executive officers; (d) making recommendations as to our corporate governance policies; and (e) other matters relating to corporate governance and the rights and interests of our stockholders.

     Our Board of Directors has established a Code of Ethics which is included as an exhibit to the registration statement of which this prospectus is a part. Among other matters, our code of ethics is designed to deter wrongdoing and to promote: (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional; (b) full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications; and (c) compliance with laws, rules and regulations applicable to us. A waiver of a provision of the code of ethics shall be requested whenever there is reasonable likelihood that a contemplated action will violate the code. Any waiver that constitutes a material departure from a provision of the code of ethics shall be publicly disclosed on a timely basis, to the extent required by applicable SEC rules.

Management Agreement with Port Funding

     Port Funding serves as our Manager and is responsible for loan originations, loan servicing and day-to-day operations, subject to the supervision of our Board of Directors. Stephen D. Replin, a director and our chief executive officer, is also chief executive officer, director and the principal stockholder of Port Funding. We do not expect to have any separate employees from Port Funding. We will have no ownership interest in Port Funding. Port Funding will have significant operating discretion as to the implementation of our business strategy and policies. Port Funding will be responsible for identifying and selecting our borrowers and for determining the terms of loans made to those borrowers.

     We have entered into a management agreement with Port Funding. The management agreement was not the result of an arms-length negotiation and the fees payable may exceed what we would pay to a third party. Port Funding will receive a management fee consisting of: (a) the mortgage loan origination fees or points, usually charged to a borrower upon the origination, extension or refinancing of a mortgage loan, up to 8% of the loan balance (calculated on an annualized basis) with any additional fees or points to be shared 50% to us and 50% to Port Funding. The amount of this fee will vary by borrowers, and may have a direct effect on the interest rate borrowers are willing to pay to us; (b) an amount equal to 50% of all late payment charges and other penalties from payments made by borrowers; (c) an amount equal to 50% of all regular (i.e. non-default) payments made by borrowers in excess of the prime rate plus 500 basis points; (d) an amount equal to 50% of all default interest payments made by borrowers; (e) an amount equal to 50% of all foreclosure proceeds (net of applicable costs and the principal amount due on the loan); and (vi) an amount equal to 50% of all equity participations. We will not pay any servicing fees to Port Funding.

     The mortgage loan origination fee or points will vary by borrower and may have a direct impact on the interest rate that borrowers are willing to pay. There is an inverse relationship between the origination fee and the interest rate so that the greater the origination fees, which are payable up front and directly to Port Funding, the lower the interest rate on the loan.

     As Manager, Port Funding will be responsible for originating, servicing and collecting all loans. In addition to servicing loans and administering our day-to-day operations, including performing administrative functions necessary to our management, Port Funding will also furnish reports regarding our lending activities and the performance of our portfolio of mortgage loans, counsel us in connection with policy decisions to be made by our Board and provide actions necessary for compliance by us with applicable regulatory requirements, including actions necessary for us to make required tax filings and to assist us in qualifying for, and maintaining REIT status.

     In performing its duties, Port Funding will be responsible for all of its expenses, including payment of salaries to Mr. Replin, Ms. Wages and other employees, office rent and all other administrative costs incurred in day-to-day operations. Expenses related to our corporate status and our status as a publicly-held company, will be our responsibility, and not the responsibility of Port Funding. These expenses would include our audit and legal fees, costs of reports to stockholders, transfer agent fees and director fees.

    The term of the management agreement is five years, and it will be renewed automatically for successive five-year periods unless a notice of non-renewal is provided. Upon non-renewal of the management agreement without cause, a termination fee will be paid to Port Funding in an amount equal to the greater of the fair value of the management agreement as determined by an independent appraiser, or 4% of our mortgage loan portfolio. We may also terminate the agreement for cause. Cause is defined as a reasonable determination by a majority of our unaffiliated directors that Port Funding has violated the management agreement in any material respect and has not cured the violation after notice and an opportunity to cure. The management agreement may also be terminated if Port Funding declares bankruptcy. In the event of termination for cause, no termination fee will be due to Port Funding.

     All prospective investors should be aware that the fee structure in the management agreement raises conflicts of interest. For example, the size of the mortgage origination fee may vary and may have a direct impact upon the interest rate the borrower is willing to pay, and therefore, on the interest income we would receive from the loan. In addition, the management agreement does not limit or restrict the right of Port Funding, or Mr. Replin, to engage in any business, including the mortgage business. However, it is provided in the management agreement that Port Funding and its officers may not provide services to a mortgage REIT unless a majority of our unaffiliated directors determine that the other mortgage REIT has operating policies and strategies different from ours. Furthermore, the responsibilities of Port Funding are limited in that it is required only to render services in good faith. Port Funding and its officers and directors will not be liable to us for any acts or omissions in connection with the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the management agreement. Similarly, we have agreed to indemnify Port Funding and its officers and directors with respect to all claims and damages arising from any acts or omissions made in good faith in the performance of Port Funding's duties under the management agreement which do not constitute bad faith, willful misconduct, gross negligence or reckless disregard of Port Funding's duties.

     The foregoing is a summary only of the material provisions of the management agreement. We believe that all of the material provisions of the management agreement have been included. The full text of the management agreement is included as an exhibit to our registration statement of which this prospectus is a part. See "Where You Can Find Additional Information."

Information Regarding Port Funding

     Port Funding is a Colorado corporation and is headquartered in Denver, Colorado. Port Funding was recently organized and its sole business operations have consisted of preparing to be the Manager. Stephen D. Replin is the president, chief executive officer, director, principal stockholder and founder of Port Funding. Biographical information regarding Mr. Replin is set forth above in "Directors and Officers" in this Management section. Mr. Replin's business address is 222 Milwaukee Street, Suite 304, Denver, Colorado 80206.

Advisory Board

     We have established an Advisory Board to provide advice to our Board of Directors, management and the Manager regarding general economic and financial conditions, real estate markets, lending activities and such other matters as may be helpful to persons directing and administering our business affairs. The Advisory Board initially consists of two persons, Guy Coffey and Max Shapter. Biographical information regarding these persons is provided below. We expect to expand the membership of the Advisory Board in the future. Our Advisory Board members do not currently receive any compensation. Our Board of Directors plans to review whether stock or stock options should be granted to them, or cash payments made to them. Such determination will be based upon the Board's evaluation of the contributions made by the Advisory Board members.

     Guy Coffey is a partner with Coffey Owens Group LLC. He graduated with a Bachelor of Arts degree from St. Mary's University in 1988 and then earned a Master in International Management degree from the American Graduate School of International Management "Thunderbird" in 1992.

     His business background includes 6 years of entrepreneurship as a partner (with our director, W. Russell Owens) in the Coffey Owens Group LLC as well as 14 years of experience with such companies as Waste Management Inc. and Deutsche Telecom. In addition to holding operations and management positions in these firms, he had been involved in the analysis of acquisition and merger candidates.

     Frederick (Max) Shapter has served as a mortgage banker with CTX Mortgage (Centex Financial) in Nashville, Tennessee since 2001. Mr. Shapter is involved in originating various forms of residential mortgages and commercial brokerage, and specializes in complex structuring of loans using private and institutional funding. From 1997 to 2001, he was the President of Westwood Financial Group, Inc. in Tampa, Florida, a commercial lending brokerage and consulting firm. Mr. Shapter has studied engineering at Niagara University and architectural design at the Rochester Institute of Technology.

                   PAST PERFORMANCE OF REGATTA CAPITAL LIMITED


      The information presented in this section represents the historical experience of mortgage lending by Regatta Capital Limited in the last 5 years. Investors should not assume that they will experience returns, if any, comparable to those experienced by Regatta's investors.

     Our chief executive officer, Stephen D. Replin, is also chief executive officer of Regatta Capital Limited. Regatta has been engaged in the business of making mortgage loans since 1988. In 2002 Regatta's files relating to prior loan activity were destroyed when its storage facility flooded. Regatta does not have a duplicate record-keeping system in place and is not able to provide complete and/or accurate information for its performance before 2001.

     Regatta obtains funds to make its mortgage loans by borrowing funds from a limited number of investors. Since 2001, Regatta has borrowed funds from a total of 44 investors. Since 2001, Regatta has made 67 loans aggregating approximately $11.5 million. In connection with the loans Regatta makes, Regatta's borrowers typically agree to make repayment of principal, payment of interest and origination fees, and reimbursement of travel and inspection expenses. All of these loans have been balloon loans. To date, 59 of the loans are paid in full or are current. Regatta has had eleven problem loans aggregating approximately $3,088,000 in principal amount, all of which have involved collection activities by Regatta. In connection with four of these loans, aggregating approximately $1,160,000 in principal amount, Regatta became the owner of the real estate and realized sale proceeds of approximately $1,100,000. Of the other seven loans aggregating approximately $1,928,000, Regatta is engaged in various collection efforts. It is likely that Regatta will incur a substantial loss in connection with these loans; however, Regatta believes that the extent of the loss is not readily ascertainable. Although Regatta's loan portfolio varies, since January 1, 2001, it has had approximately sixty-seven loans outstanding aggregating approximately $11,518,850.

     Since 2001, Regatta has borrowed $5,587,518 from its 44 investors. Regatta has issued unsecured notes to these investors. Regatta's notes to its investors do not typically require payments of principal until maturity, and many of the notes also defer interest payments until maturity. Regatta's other investor notes provide for monthly payments of interest. Regatta has not organized any partnership or program offerings and does not receive management or organization fees or any other compensation or fees from its investors. Regatta has returned $2,012,600 in principal to its lenders since 2001 and has paid out $2,142,142 in earned interest in the same time period. Many of Regatta's investors choose to reinvest their principal and interest earned and have essentially entered into revolving lending arrangements with Regatta. Regatta's investors receive payments from Regatta and are not parties to loans made by Regatta.

     Because of the problem loans described above, Regatta and its note holders orally agreed in 2005 to a deferral of principal and interest payments on the notes until March 2006. Commencing in 2006, Regatta has agreed to make reduced payments of interest only at the rate of 4% per year for four years with all accrued interest and principal due in 2010. Regatta believes that three unusual factors contributed to most of its problem loans: (1) the adverse economic effects experienced subsequent to the terrorist attacks on September 11, 2001;
(2) poor credit and collateral evaluation by a former employee; and (3) forgeries on credit documents. The September 11, 2001 attacks did not affect directly any of the properties, which were secured by Regatta's mortgage loans, but Regatta's management believes that the attacks affected the general economy and contributed to a greater incidence of problem loans. There can be no assurance that we would not experience similar problems with the loans we make in the future. Such problems would affect adversely our operating results and our ability to make distributions to you.

     The nature of investment in Regatta is different than ours as Regatta's investors are debt investors who have received promissory notes from Regatta whereas we are offering common stock in this offering, and we are not making a promise to pay any specified amount to investors in this offering. Our business objective is to provide income flow to our stockholders, but distributions are not guaranteed. There are significant risks to achieving our objectives as discussed in this prospectus, and your particular attention is directed to the Risk Factors section.

     The Prior Performance Tables contained in Part II of the registration statement, which is not part of this prospectus, provide information relating to prior loans made by Regatta, Regatta's operating results, cash distributed to Regatta's investors, and gross revenues to Regatta. We will furnish, without charge, copies of such tables upon request.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Formation of the Company and Sales of Stock

     Our President and Chief Executive Officer, Stephen D. Replin, was the organizer of Del Mar in November 2003. In connection with our organization, Mr. Replin acquired 40,000 shares of our common stock for $15,000. In January and February 2004, W. Russell Owens, Stephen D. Replin, Stephan K. Tannenbaum and Dr. Glen Zelkind, directors of Del Mar, acquired an aggregate of 2,002 shares for $9,508, upon the same terms as other investors in private offerings of our common stock.

Management Agreement

     We have entered into a Management Agreement with Port Funding. Mr. Replin is the Chief Executive Officer, director and principal stockholder of Port Funding. The Management Agreement with Port Funding is described in the "Management - Management Agreement with Port Funding" section.

Conflicts of Interest

     Our Board of Directors and our officers are subject to certain provisions of Maryland law which are designed to eliminate or minimize the effects of certain conflicts of interest. In addition, our bylaws provide that any sale, lease, loan, investment or other transaction between us and an interested party must be approved by a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) as being fair and reasonable to us. Similarly, it is our Board's policy that if any of our director or officers has any direct or indirect pecuniary interest in any loan we make or in any investment to be acquired or disposed of by us, or in any transaction to which we are a party or have an interest, the transaction must be approved by a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) as being fair and reasonable to us. We believe that by following these procedures, we will be able to mitigate the possible effect of these conflicts of interest.

     Mr. Replin is also President of Regatta Capital Limited, a company which has been engaged in making mortgage loans since 1988. Regatta Capital Limited plans to reduce its mortgage loan activities, and Mr. Replin plans to devote approximately 70% of his business time to Port Funding and 10% of his time to our company. In order to mitigate the effect of conflicts of interest, our Board of Directors has adopted a policy, and Port Funding, Mr. Replin and Regatta Capital Limited have agreed that, without the prior written consent of a majority of the directors not otherwise interested in the transaction (including a majority of independent directors), through June 24, 2009 (the initial term of the Management Agreement with Port Funding), none of Port Funding, Mr. Replin or Regatta Capital Limited will make mortgage loans in an amount which is less than 15% of our company's unrestricted cash and cash equivalents. The term cash equivalents does not include notes receivable. However, these persons would not be restricted from making loans that are in excess of 15% of our company's unrestricted cash and cash equivalents. The ability of Port Funding and Mr. Replin to engage in other business activities, including making mortgage loans through Regatta or other companies, could reduce the time and efforts spent by Port Funding on our management and may create conflicts of interest

                             PRINCIPAL STOCKHOLDERS

     The following table presents information known to us regarding the beneficial ownership of our common stock. Information is given as of December 20, 2005 on an actual basis and as adjusted to reflect the sale of our common stock in this offering. Presented in this table is information regarding each of our directors, all executive officers and directors as a group, and each other person known by us to be the beneficial owner of more than 5% of our common stock. Except as listed in the table, no person known to us is the beneficial owner of more than 5% of our outstanding shares.



------------------------------------------------------------------------------------------------------
                                                                            Percent (1)
Name                                Number  Before Offering   Minimum Offering       Maximum Offering
----
------------------------------------------------------------------------------------------------------
W. Russell Owens                     1,375         .7%               .3%                      .1%

Stephen D. Replin                   42,002(2)    20.8              10.3                      4.5

Stephan K. Tannenbaum                  375         .2                .1                       .1

Dr. Glen Zelkind                     1,375         .7                .3                       .1

All officers  and  directors as     47,127       23.4              11.5                      5.0
a group (5 persons)

Michael Altman and                  11,764        5.8               2.9                      1.2

Carol Altman

Paul & Myrna Bottone                39,815       19.7               9.7                      4.2
------------------------------------------------------------------------------------------------------

(1)  Assumes that no listed person acquires any shares in this offering.

(2)  Includes 2,000 shares owned by Regatta Capital Limited.


                            DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 25,000,000 shares of common stock of $.001 par value. All of such shares are initially classified as "Common Stock." There currently are 201,662 shares of common stock outstanding. At December 20, 2005 we had 27 stockholders of record.

     Cumulative voting is not allowed in the election of directors or for any other purpose, and the holders of common stock have no preemptive rights, redemption rights or rights of conversion with respect to the common stock. All outstanding shares of common stock and all shares to be sold and issued in this Offering, if any, will be fully paid and nonassessable by the Company. Our Board Of Directors is authorized to issue additional shares of common stock within the limits authorized by our Articles Of Incorporation and without stockholder action. Stockholders do not have pre-emptive rights to acquire unissued shares of our Common Stock.

Preferred Stock

     We may issue shares of preferred stock of $.001 par value pursuant to our Articles of Incorporation. There are no shares of preferred stock outstanding. The preferred stock may be issued from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock subject to the provisions of our Articles of Incorporation regarding restrictions on transfer of stock. Preferred Stock is available for possible future financings or acquisitions and for general corporate purposes without further stockholder authorization, unless such authorization is required by applicable law or the rules of any exchange on which our stock may become listed or admitted to trading.

Restriction on Ownership

     To qualify as a REIT under the Code, certain ownership requirements must be satisfied as described in "Federal Income Tax Consequences." To ensure that we satisfy these requirements, our Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of capital stock, with certain exceptions, to no more than 9.8% of the outstanding shares (the "Ownership Limit").

     It is the responsibility of each person owning (or deemed to own) more than 5% of the outstanding shares of our capital stock to give us written notice of such ownership. In addition, we can require any stockholder to disclose to us all information regarding their ownership if necessary to determine our status as a REIT.

     If a person owns stock in excess of the Ownership Limit or ownership of stock would result in us failing to qualify as a REIT, then we may require that shares that would create such consequences to be transferred to a trustee of a trust for the exclusive benefit of one or more charitable beneficiaries. The intended transferee of such shares will not acquire any rights in the shares. The trustee will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Within 20 days of receiving notice from us that the shares of stock have been transferred to the trust, the trustee will sell the shares held in the trust to a person designated by the trustee whose ownership of the shares will not violate the ownership restrictions set forth in our Articles of Incorporation.

     All certificates representing shares of common stock shall bear a legend referring to the restrictions described above.

Limitation of Liability and Indemnification

     The Maryland General Corporation Law permits the charter of a Maryland Corporation to include a provision limiting the liability of its directors and officers to the Corporation and its stockholders for money damages, except to the extent that (1) it is proven that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated to the proceeding. Our Articles of Incorporation provide for the elimination of the liability of our directors and officers to us or our stockholders for money damages to the fullest extent permitted by Maryland law.

     Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted by Maryland law. We will not indemnify officers and directors from liability or loss as a result of gross negligence or willful misconduct by such persons. In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

     There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

     Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

     A court of competent jurisdiction approves the settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities are offered or sold as to indemnification for violations of securities laws.

     Any indemnification may be paid only out of our net assets, and no portion may be recoverable from our stockholders.

Maryland Business Combination Act

     The Maryland General Corporation Law establishes special requirements for "business combinations" between a Maryland corporation and "interested stockholders" unless exemptions are applicable. An interested stockholder is any person who beneficially owns 10% or more of the voting power of our then-outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between our company and an interested stockholder unless the board of directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

     o 80% of the votes entitled to be cast by holders of outstanding voting shares, and

     o two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than voting shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

     The business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

Maryland Control Share Acquisition Act

     Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the "control shares" voting rights. "Control shares" are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

     o    one-tenth or more but less than one-third of all voting power;

     o    one third or more but less than a majority of all voting power; or

     o    a majority or more of all voting power.

     Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our board of directors to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders' meeting.

     If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to voting rights, as of the date of either:

     o    the last control share acquisition; or

     o the meeting where stockholders considered and did not approve voting rights of the control shares.

     If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters' rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.



                       FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes all the material Federal income tax considerations we believe are relevant to us and our investors. This discussion is based on existing Federal income tax law, which is subject to change, possibly retroactively. This discussion does not address all aspects of Federal income taxation that may be relevant to a particular investor in light of its personal investment circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (including financial institutions, insurance companies, broker-dealers and, except to the extent discussed below, tax-exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax law. This discussion assumes that investors will hold their investment in Common Stock as a "capital asset" (generally, property held for investment) under the Internal Revenue Code ("the Code"). Investors are advised to consult their tax advisors as to the specific tax consequences to them of purchasing, holding and disposing of our Common Stock, including the application and effect of Federal, state, local and foreign income and other tax laws to their investment.

     Sterling & Gregory LLC has delivered an opinion to us to the effect that the discussion regarding material federal income tax consequences is correct in all material respects. Sterling and Gregory LLC stated in their opinion that we are organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and that our proposed method of operation will enable us to meet the requirements for qualification as a "real estate investment trust." The opinion, however, does not purport to address tax consequences of the ownership and disposition of our common stock to you in light of your particular circumstances, nor will it purport to predict whether, and the extent to which, future events and transactions, only some of which may be within our control, will have a material adverse effect on your income tax positions. No assurance can be given that future legislation, treasury regulations, administrative interpretations and court decisions will not significantly change the law or these conclusions reached by counsel. Opinions of counsel merely represent counsel's best judgment with respect to the probable outcome on the merits and are not binding on the Internal Revenue Service or the courts. Accordingly, even if there is no change in applicable law, no assurance can be provided that such opinion (which does not bind the Internal Revenue Service or the courts) will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

     General. We expect to elect for Federal income tax purposes to be taxed as a REIT in 2005 or 2006, depending upon when this offering is completed. As described in more detail below, because the Code generally requires REITs to distribute at least 90% of their tax earnings each year, and further allows the REIT to deduct such distributions, qualification as a REIT generally eliminates the "double taxation" that otherwise results under current law when a regular corporation earns income and distributes that income to its stockholders.

     There can be no assurance that we will be able to qualify as a REIT in any particular tax year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Company. If we failed to qualify as a REIT in any particular year, we would be subject to Federal income tax as a regular, domestic corporation, and our stockholders would be subject to tax in the same manner as stockholders of a regular corporation. In this event, we could be subject to potentially substantial income tax liability in respect of each taxable year that we fail to qualify as a REIT and the amount of earnings and cash available for distribution to our stockholders could be significantly reduced or eliminated.

     The following is a brief summary of certain technical requirements that we must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code.

     Stock ownership tests. Our capital stock must be held by at least 100 persons for at least 335 days of a twelve-month year, or a proportionate part of a short tax year. In addition, no more than 50% of the value of our capital stock may be owned, directly or indirectly, by five or fewer individuals at all times during the last half of the taxable year. Under the Code, most tax-exempt entities including employee benefit trusts and charitable trusts (but excluding trusts described in 401(a) and exempt under 501(a)) are generally treated as individuals for these purposes. We must satisfy these stock ownership requirements each taxable year. We must solicit information from certain of our stockholders to verify ownership levels and our Articles of Incorporation impose certain repurchase obligations and restrictions regarding the transfer of our shares in order to aid in meeting the stock ownership requirements. If we were to fail either of the stock ownership tests, we would generally be disqualified from REIT status, unless, in the case of the "five or fewer" requirement, the "good faith" exemption is available.

     Asset tests. We must generally meet the following REIT Asset Tests at the close of each quarter:

     (a) at least 75% of the value of our total assets must consist of Qualified REIT Real Estate Assets, government securities, cash, and cash items (the "75% Asset Test");

     (b) not more than 25% of the value of our total assets is represented by securities (other than those includible under the 75% Asset Test);

     (c) not more that 20% of the value of our total assets is represented by securities of one or more taxable REIT subsidiaries; and

     (d) the value of securities held by us, other than those of a taxable REIT subsidiary, or taken into account for purposes of the 75% Asset Test, must not exceed either (i) 5% of the value of our total assets in the case of securities of any one non-government issuer, or (ii) 10% of the outstanding vote or value of any such issuer's securities.

     In applying the above REIT Asset Tests, we are generally required to re-value all of our assets at the end of any quarter in which we acquire a substantial amount of new securities or other property that is not a Qualified REIT Real Estate Asset. We intend to monitor closely the purpose, holding and disposition of our assets in order to comply with the REIT Asset Tests. We anticipate that substantially all of our assets will be Qualified REIT Real Estate Assets and intend to limit, diversify or hold through a taxable REIT subsidiary our ownership of any assets not qualifying as qualified REIT Real Estate Assets so as to comply with the above REIT Asset Tests. If it is anticipated that these limits would be exceeded, we intend to take appropriate measures, including the disposition of non-qualifying assets within the permitted time periods for cure, so as to avoid exceeding such limits.

     Gross income tests. We must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year:

     (a) at least 75% of our gross income must be derived from certain specified real estate sources including interest income and gain from the disposition of Qualified REIT Real Estate Assets, foreclosure property or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test"); and,

     (b) at least 95% of our gross income for each taxable year must be derived from sources of income qualifying for the 75% Gross Income Test, or from dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements, options, futures and forward contracts entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business (the "95% Gross Income Test").

     Distribution requirement. We are generally required to distribute to our stockholders an amount equal to at least 90% of our REIT taxable income before deduction of dividends paid and by excluding net capital gain. Such distributions must be made in the taxable year to which they relate or, if declared before the timely filing of our tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

     If we fail to meet the distribution test as a result of an adjustment to our taxable income by the IRS, we may be able to avoid disqualification as a REIT by paying a deficiency dividend within a specified time period and in accordance with other requirements set forth in the Code. We would be liable for interest based on the amount of the deficiency dividend. A deficiency dividend is not permitted if the deficiency is due to fraud with intent to evade tax or to a willful failure to file a timely tax return.

     Taxation of the Company. In any year in which we qualify as a REIT, we will generally not be subject to Federal income tax on that portion of our REIT taxable income or capital gain that is distributed to our stockholders. We will, however, be subject to Federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain.

     In addition, notwithstanding our qualification as REIT, we may also be subject to tax in certain other circumstances as follows:

     (a) if we fail to satisfy either of the REIT Gross Income Tests, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will generally be subject to a 100% tax on the greater of (i) the amount by which we fail the 75% Gross Income Test or
(ii) the amount by which 90% of the REIT's Gross Income exceeds the Gross Income meeting the 95% Gross Income Test;

     (b) we will also be subject to a tax of 100% on net income derived from any "prohibited transaction" (which includes dispositions of property classified as "dealer" property). We may hold "real estate owned" ("REO") as a result of foreclosure of defaulted mortgage loans. In certain circumstances, a REO that is constructed upon or developed by us, shared appreciation mortgages and other equity-like interests coupled with a mortgage may be deemed to give rise to income from "dealer" property. In such event, such interests might give rise to non-qualifying income for purposes of the REIT Gross Income Tests and the 100% prohibited transaction tax. We do not plan to engage in transactions at the REIT level that would result in our being classified as a dealer. However, there cannot be any assurance that the Internal Revenue Service will agree;

     (c) if we have (i) net income from the sale or other disposition of an REO that is not further developed by us but which is deemed held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to Federal income tax on that income at the highest corporate income tax rate;
and

     (d) in addition, a nondeductible excise tax, equal to 4% of the excess of required distributions over the amounts actually distributed will be imposed on us for each calendar year to the extent that dividends paid during the year, or declared during the last quarter of the year and paid during January of the succeeding year, are less than the sum of (1) 85% of our "ordinary income," (2) 95% of our capital gain net income, and (3) any undistributed income remaining from earlier years. We may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

     If we fail any of the above-described REIT qualification tests in any taxable year and the relief provisions available under the Code do not apply, we would be subject to Federal income tax (including any applicable alternative minimum tax) on our taxable income at the regular corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify as a REIT would not be deductible by us, nor would distributions generally be required to be made under the Code. Further, unless entitled to relief under certain other provisions of the Code, we would also be disqualified from re-electing REIT status for the four taxable years following the year in which we became disqualified.

     We may also voluntarily revoke an election to be taxed as a REIT, in which event we would be prohibited, without exception, from electing REIT status for the year to which the revocation relates and the following four taxable years.

     We intend to monitor on an ongoing basis compliance with the REIT requirements described above. In order to maintain REIT status, we may be required to limit the types of assets that we might otherwise acquire, or hold certain assets at times when we might otherwise have determined that the sale or other disposition of such assets would have been more prudent.

     Taxation of stockholders. For any taxable year in which we are treated as a REIT for Federal income tax purposes, distributions (including constructive distributions) made to holders of Common Stock other than tax-exempt entities (and not designated as capital gain dividends) will generally be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits as determined for Federal income tax purposes. If the amount distributed exceeds a stockholder's allocable share of such earnings and profits, the excess will be treated as a return of capital to the extent of the stockholder's adjusted basis in the Common Stock, which will not be subject to tax, and thereafter as taxable gain from the sale or exchange of a capital asset.

     Distributions designated by us as capital gain dividends can generally be treated by stockholders as gain from the sale or exchange of a capital asset held for more than 1 year, but only to the extent that the designated distribution does not exceed our actual net capital gain for the taxable year.

     Distributions by us, whether characterized as ordinary income or as capital gain, are not eligible for the corporate dividends received deduction that exists under current law. Although the recently enacted Jobs and Growth Tax Act of 2003 contains provisions that enable taxpayers to exclude from gross income certain dividends paid or deemed paid from previously taxed earnings, such exclusion will not be available with respect to most dividends received from a REIT because REIT dividends are generally not paid from previously taxed earnings.

     In the event that we realize a loss for the taxable year, stockholders will not be permitted to deduct any share of that loss. Further, if we (or a portion of our assets) were to be treated as a taxable mortgage pool, or if we were to hold residual interests in REMIC's (Residential Mortgage Insurance Corporation) or FASIT's (Financial Asset Security Trust), any "excess inclusion" income derived therefrom and allocated to a stockholder would not be allowed to be offset by a net operating loss of such stockholder.

     Dividends declared during the last quarter of a taxable year and actually paid during January of the following taxable year are generally treated as if received by the stockholder on December 31 of the taxable year in which they are declared and not on the date actually received. In addition, we may elect to treat certain other dividends distributed after the close of the taxable year as having been paid during such taxable year, but stockholders will be treated as having received such dividend in the taxable year in which the distribution is made.

     Generally, a dividend distribution of earnings from a REIT is considered for estimated tax purposes only when the dividend is made. However, any person owning at least 10% of the vote or value of a closely held REIT must accelerate recognition of year-end dividends received from the REIT in computing estimated tax payments.

     Upon a sale or other disposition of the Common Stock, a stockholder will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and the stockholder's adjusted basis in such stock, which gain or loss generally will be long-term if the stock was held for more than twelve months. However, where a shareholder holding Common Stock for six months or less receives or is deemed to receive a capital gains dividend, any subsequent loss on the sale of such shares will generally be treated as a long-term capital loss to the extent of such designated capital gains dividend. If Common Stock is sold after a record date but before a payment date for declared dividends on such stock, a stockholder will nonetheless be required to include such dividend in income in accordance with the rules above for distributions, whether or not such dividend is required to be paid over to the purchaser.

     We are required under Treasury Department regulations to demand annual written statements from the record holders of designated percentages of our capital stock disclosing the actual and constructive ownership of such stock and to maintain permanent records showing the information received as to the actual and constructive ownership of such stock and a list of those persons failing or refusing to comply with such demand.

     In any year in which we do not qualify as a REIT, distributions made to our stockholders would be taxable in the same manner discussed above, except that no distributions could be designated as capital gain dividends, distributions would be eligible for the corporate dividends received deduction, the excess inclusion income rules would not apply, and stockholders would not receive any share of our tax preference items. In such event, however, we would be subject to potentially substantial Federal income tax liability, and the amount of earnings and cash available for distribution to the stockholders could be significantly reduced or eliminated.

     Taxation of tax-exempt stockholders. Subject to the discussion below regarding a "pension-held REIT," a tax-exempt stockholder is generally not subject to tax on distributions from the Company or gain realized on the sale of the shares, provided that such stockholder has not incurred indebtedness to purchase or hold its shares, that its shares are not otherwise used in an unrelated trade or business of such stockholder, and that we, consistent without stated intent, do not form taxable mortgage pools or hold residual interest in REMIC's or FASIT's that give rise to "excess inclusion" income as defined under the Code. However, if we were to hold residual interests in a REMIC or FASIT, or if a pool of our assts were to be treated as a "taxable mortgage pool," a portion of the dividends paid to a tax-exempt stockholder may be subject to tax as unrelated business taxable income ("UBTI"). Although we do not intend to acquire such residual interests or believe that we, or any portion of our assets, will be treated as a taxable mortgage pool, no assurance can be given that the IRS might not successfully maintain that such a taxable mortgage pool exists.

     If a qualified pension trust (i.e., any pension or other retirement trust that qualifies under Section 401(a)of the Code) holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a substantial portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is a REIT
(i) that would not have qualified as a REIT but for the provisions of the Code which look through qualified pension trust stockholders in determining ownership of stock of the REIT and (ii) in which at least one qualified pension trust holds more than 25% by value of the interest of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT. Assuming compliance with the ownership limit provisions in our Articles of Incorporation it is unlikely that pension plans will accumulate sufficient stock to cause us to be treated as a pension-held REIT.

     Distributions to certain types of tax-exempt stockholders exempt from Federal income taxation under Sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code may also constitute UBTI, and prospective investors should consult their tax advisors concerning the applicable "set aside" and reserve requirements.

                              PLAN OF DISTRIBUTION

     This prospectus relates to the issuance of a minimum of 207,200 and a maximum of up to 740,000 shares issuable by us at a price of $7.25 per share. We are offering the shares subsequent to the subscription and payment for not less than a minimum of 207,200 shares until ____, 2006 (9 months from the date of this prospectus). Sales are intended to be made by our president, Stephen D. Replin. Our directors, officers and current stockholders have the right to purchase shares, in the same amount as other investors, for the purpose of meeting the minimum subscription amount. All funds collected from subscribers will be placed in an escrow account at American National Bank, Denver, Colorado, which will serve as escrow agent. Potential investors desiring to purchase shares of common stock should do the following:

     o Complete and sign the subscription agreement included with this prospectus;

     o    Make their check payable to the Del Mar Income Partners, Ltd. Escrow;
          and

     o Send the completed subscription agreement and check to us at the following address:

                    Del Mar Income Partners, Ltd.
                    222 Milwaukee Street, Ste. 304
                    Denver, CO  80206

     Until the minimum offering amount of $1,502,200 is received, we will forward checks or funds to the escrow agent promptly after our receipt. Bank wiring instructions may be obtained from us. If the minimum offering is not subscribed before the end of the offering period, all funds will be promptly refunded by the escrow agent to the subscribers without interest or deduction. If the minimum offering amount is received on or before the end of the offering period, the escrow agent will send us the funds held in escrow for the accepted subscriptions and we will deliver stock certificates to the subscribers. We have not entered into any underwriting arrangement or other agreements with brokers to transfer any or all of the shares offered under this prospectus.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

     Pursuant to Maryland law, our Board of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding that are involved in by reason of their being or having been an officer or director. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of our Company.

     To the extent that indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is again public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by Patton Boggs, LLP, Denver, Colorado.

                                     EXPERTS

     Our audited financial statements appearing in this Prospectus have been examined by Schumacher & Associates, Inc., independent certified public accountants as set forth in their report appearing elsewhere herein. The financial statements are included upon the authority of that firm as experts in accounting and auditing and in reliance on their report.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


     We have filed with the SEC a registration statement on S-11, including the exhibits, schedules and amendments to the registration statement, under the Securities Act with respect to the shares of common stock covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. Whenever reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room, 100 F Street, N.E., Room 1580, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings, including the registration statement, are also available to you on the SEC's website at www.sec.gov.

     As a result of this offering, we will become subject to the information reporting requirements of the Exchange Act, and, in connection therewith, will file periodic reports (including an annual report which will contain financial statements certified by independent public accountants), proxy statements and other information with the SEC.

                          INDEX TO FINANCIAL STATEMENTS


Financial Statements

Balance Sheets as of September 30, 2005 (Unaudited) and December 31, 2004....F-2

Statements of Operations for the nine months ended September 30, 2005 and 2004 (Unaudited).....................................................F-3

Statements of Operations for the three months ended September 30, 2005 and 2004 (Unaudited).....................................................F-4

Statements of Cash Flows for the nine months ended September 30, 2005 and 2004 and the period from November 4, 2003 (inception)
     through June 30, 2005 (Unaudited).......................................F-5

Notes to Financial Statements as of September 30, 2005 (Unaudited)...........F-6

Financial Statements at December 31, 2004 and 2003

Balance Sheets...............................................................F-8

Statements of Operations.....................................................F-9

Statement of Changes in Shareholders' Equity................................F-10

Statements of Cash Flows....................................................F-11

Notes to Financial Statements...............................................F-12

Reports of Independent Registered Public Accounting Firm....................F-18




                          DEL MAR INCOME PARTNERS, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                                            Sept 30,    December 31,
                                                              2005         2004
                                                           (Unaudited)  (See Note 1)
                                                           ---------    ---------
                                     ASSETS
Current assets:
   Cash and cash equivalents                               $ 154,032    $ 501,725

   Accrued interest receivable                                 2,319          555
   Prepaid management fees                                    10,991        4,727
   Notes receivable, net of allowance                        563,288      288,111
     for bad debt of $50,647
                                                           ---------    ---------

         Total current assets                                730,630      795,118

Deferred offering costs                                       93,533       55,520
                                                           ---------    ---------

          Total assets                                     $ 824,163    $ 850,638
                                                           =========    =========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities


    Accounts payable                                       $  33,160    $  38,444
    Accounts payable, related parties                         20,776           --
   Deferred income                                            11,637        4,727
                                                           ---------    ---------


          Total liabilities (all current)                     65,573       43,171


Shareholders' equity (Note 4):
   Common stock, $0.001 par value; authorized 25,000,000
    shares; 201,662 shares issued and outstanding                202          202
   Additional paid-in capital                                837,842      837,842
   Deficit accumulated during the development stage          (79,454)     (30,577)
                                                           ---------    ---------

          Total shareholders' equity                         758,590      807,467
                                                           ---------    ---------

          Total liabilities and shareholders' equity       $ 824,163    $ 850,638
                                                           =========    =========



                        See notes to financial statements



                          DEL MAR INCOME PARTNERS, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                                                                 For the period
                                                                                from Nov 4, 2003
                                            For the nine      For the nine        (inception)
                                            months ended      months ended      through Sept 30,
                                           Sept 30, 2005      Sept 30, 2004           2005
                                           -------------      -------------      -------------
Income:
   Interest income                         $      22,173      $      18,075      $      41,797
   Origination fee                                 9,502              9,467             22,103

                                                  31,675             27,542             63,900

Expenses:
   Bad debt                                       50,647                 --             50,647
   Legal and accounting                           11,837             17,809             50,099
   Directors' fees                                    --              7,032              7,032
   Management fees                                10,729             10,841             23,862
   Professional fees                               2,360              3,000              6,430
   REO expenses                                    4,619                 --              4,619
   Other                                             360                305                665
                                           -------------      -------------      -------------

                                                  80,552             38,987            143,354



Net (loss)                                 $     (48,877)     $     (11,445)     $     (79,454)
                                           =============      =============      =============



Basic and diluted net (loss) per share     $       (0.24)     $       (0.07)     $       (0.45)
                                           =============      =============      =============

Weighted average shares of common
   common stock outstanding                $     201,662      $     153,285      $     178,525
                                           =============      =============      =============


                        See notes to financial statements

                          DEL MAR INCOME PARTNERS, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                 For the three    For the three
                                                 months ended      months ended
                                                 Sept 30, 2005    Sept 30, 2004
Income:
   Interest income                               $       9,316    $      11,423
   Origination fee                                       5,674            6,086
                                                 -------------    -------------

                                                        14,990           17,509
                                                 -------------    -------------

Expenses:
   Bad debt                                                  0               --
   Legal and accounting                                  3,117            5,158
   Directors' fees                                          --               --
   Management fees                                       5,941            6,985
   Professional fees                                     1,110            3,000
   REO expenses                                          4,619               --
   Other                                                   340                5
                                                 -------------    -------------

                                                        15,127           15,148
                                                 -------------    -------------


Net income (loss)                                $        (137)   $       2,361
                                                 =============    =============

Basic and diluted net income (loss) per share
                                                 $       (0.00)   $        0.01
                                                 =============    =============

 Weighted average shares of
  common stock outstanding                       $      201,662   $     200,140
                                                 ==============   =============




                        See notes to financial statements


                          DEL MAR INCOME PARTNERS, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                   For the period from
                                                    For the nine    For the nine       Nov 4, 2003
                                                    months ended    months ended   (inception) through
                                                    Sept 30, 2005   Sept 30, 2004     Sept 30, 2005
                                                    ------------    ------------    ---------------
Cash flows from operating activities:
   Net income (loss)                                $    (48,877)   $    (11,445)   $       (79,454)

   Adjustments to reconcile net income (loss)
     to cash used in operating activities:
        Stock issued for services                             --           7,032              7,032
        Bad debt                                          50,647              --             50,647
        (Increase) in accrued interest receivable         (1,764)         (5,570)            (2,319)

        (Increase) in prepaid expenses                   (10,991)         (2,336)           (10,991)

        (Increase) in deferred offering costs            (38,013)        (43,899)           (93,533)
         (Decrease) in accounts payable                   15,602          23,186             53,936
         (Decrease) in deferred income                    11,527           2,705             11,637
                                                    ------------    ------------    ---------------

Cash (used in) operating activities                      (21,869)        (30,327)           (63,045)
                                                    ------------    ------------    ---------------

Cash flow from investing activities:
    Investment in notes receivable                      (325,824)       (221,111)          (613,935)
                                                    ------------    ------------    ---------------

Cash (used in) investing activities                     (325,824)       (221,111)          (613,935)
                                                    ------------    ------------    ---------------

Cash flows from financing activities:
   Proceeds from the sale of common stock                     --         603,788            831,012
                                                    ------------    ------------    ---------------


Cash provided by financing activities                         --         603,788            831,012
                                                    ------------    ------------    ---------------


Increase (decrease) in cash and cash equivalents        (347,693)        352,350            154,032
Cash at beginning of period                              501,725         213,686                  0
                                                    ------------    ------------    ---------------

Cash at end of period                               $    154,032    $    566,036    $       154,032
                                                    ============    ============    ===============

Interest paid                                       $         --    $         --    $            --
                                                    ============    ============    ===============

Income taxes paid                                   $         --    $         --    $            --
                                                    ============    ============    ===============


                        See notes to financial statements

                          DEL MAR INCOME PARTNERS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2005
                                   (UNAUDITED)

1.  Unaudited Statements

The Balance Sheet as of September 30, 2005, the Statements of Operations and the Statements of Cash Flows for the nine month periods ended September 30, 2005 and 2004, and the period from November 4, 2003 (inception) through September 30, 2005, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and changes in financial position at September 30, 2005, and for all periods presented, have been made.

These statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2004, included herein.

2.  Deferred Offering Costs

As of September 30, 2005, the Company had incurred $93,533 related to a proposed public offering of its securities. At September 30, 2005, the Company has carried the $93,533 as deferred offering costs in its financial statements. If the offering is successful, these costs will be charged against the proceeds.

3.  Notes Receivable

As of September 30, 2005, the Company had notes receivable totaling $613,935, and an allowance for bad debt of $50,647, resulting in a net receivable of $563,288. A summary of mortgage loans outstanding is as follows:


                                                                                       Principal  Interest   Interest
                                                                                       Amount of  Income     Income
                                 Final                                      Carrying   Loan       Included   Excluded
                                 Maturity  Periodic              Face       Amount of  Subject    from Net   from Net
                     Interest    Date      Payment      Prior    Amount of  Mortgage   to         Income     Income
Description          Rate                  Terms        Liens    Mortgage              Delinquent for Nine   for Nine
                                                                                       Principal  Months     Months
                                                                                       or          9/30/05    9/30/05
                                                                                       Interest
Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust         10.875%     11/08/04   payments       None   $ 52,434   $ 52,434   $ 52,434     $    0    $ 5,702

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust         10.875%     11/08/04   payments       None     61,429     61,429     61,429          0      6,680

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust         10.875%     11/08/04   payments       None     54,815     54,815     54,815          0      5,961

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust         10.875%     11/08/04   payments       None     52,434     52,434     52,434          0      5,702

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust          9.875%     12/15/05   payments       None     62,000     60,500     60,500      2,274      2,987

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust          7.875%     11/01/05   payments       None     70,000     65,323       None      3,825          0

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust          9.875%     12/22/05   payments       None     35,000     35,000       None      2,679          0


                                      F-6

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust          8.875%     02/01/06   payments       None    135,000    132,000       None      3,255          0

Note secured by a    Prime                   Monthly
commercial loan 1st  plus                    interest
deed of trust          8.87%      09/01/06   payments       None    135,000    135,000       None      1,729          0

               Total                                               $658,112   $613,935  $ 281,612    $13,762     27,032

In addition to the $13,762 interest income received on notes receivable, the Company also received $8,411 interest income from its interest bearing bank accounts, totaling $22,173 interest income for the nine months ended September 30, 2005.

The first four notes receivable totaling $221,112 are to one borrower. These notes are currently in default. Management believes that these loans became impaired during the six months ended June 30, 2005, due to the indication that one of the borrowers may be filing for bankruptcy and changes in economic conditions. Management intends to begin foreclosure proceedings as soon as the properties are removed from the bankruptcy proceedings, and believes that the foreclosure proceedings will be successful. Appraisals performed in April, 2005 of the collateralized properties, reflect values totaling $270,000 (three of the appraisals reflect the after refurbishment values and one appraisal reflects the as is value). An allowance for $50,647 has been set up to cover additional costs anticipated in holding and selling the properties, should the Company receive title to the properties.

The Company's note receivable balance of $60,500 was in default at September 30, 2005. Subsequent to September 30, 2005, the borrower paid the loan in full.

The Company's note receivable balance of $65,323 was paid in full subsequent to September 30, 2005. The Company's notes receivable balances of $132,000 and $135,000 are current and management believes that the collateral is sufficient for the balances receivable.


4.  Origination Fee Income

During the nine months ended September 30, 2005, the Company received a total of $16,413 in origination fee income from three loans. The origination fees are being amortized over the life of the loans. As of September 30, 2005, the Company had deferred income totaling $11,637 and recognized $9,503 in origination fee income during the nine months ended September 30, 2005. Also at September 30, 2005, the Company had prepaid management fees of $10,991 related to the origination fees



                                      F-7

                          DEL MAR INCOME PARTNERS, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS


                                                                  DECEMBER 31
                                                               2004          2003
                                     ASSETS
Current assets:
   Cash and cash equivalents                                 $ 501,725    $ 213,686
   Accrued interest receivable                                     555           --
   Prepaid management fees                                       4,727           --
   Notes receivable                                            288,111           --
                                                             ---------    ---------

         Total current assets                                  795,118      213,686

Deferred offering costs                                         55,520           --
                                                             ---------    ---------

          Total assets                                       $ 850,638    $ 213,686
                                                             =========    =========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
   Accounts payable                                          $  38,444    $   2,901
   Deferred income                                               4,727           --
                                                             ---------    ---------

          Total liabilities (all current)                       43,171        2,901

Commitments and contingencies (Notes 3, 5, 6, 7, 8 and 9)

Shareholders' equity (Note 4):
   Common stock, $0.001 par value; authorized 25,000,000
    shares; 201,662 and 93,248 shares issued and                   202           93
   outstanding at December 31, 2004 and 2003, respectively
   Additional paid-in capital                                  837,842      227,131
   Deficit accumulated during the development stage            (30,577)     (16,439)
                                                             ---------    ---------

          Total shareholders' equity                           807,467      210,785
                                                             ---------    ---------

          Total liabilities and shareholders' equity         $ 850,638    $ 213,686
                                                             =========    =========



                        See notes to financial statements


                          DEL MAR INCOME PARTNERS, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                                 For the period      For the period
                                                                 from November 4,    from November 4,
                                               For the         2003 (inception)    2003 (inception)
                                              Year ended           through              through
                                          December 31, 2004   December 31, 2003    December 31, 2004

Income:
   Interest income                          $     19,581      $            43      $         19,624
   Origination fees                               12,601                   --                12,601
                                            ------------      ---------------      ----------------

Total income                                      32,182                   43                32,225
                                            ------------      ---------------      ----------------

Expenses:
   Legal and accounting                           22,059               16,202                38,261
   Directors fees                                  7,032                   --                 7,032
   Management fees                                13,134                   --                13,134
   Other                                           4,095                  280                 4,375
                                            ------------      ---------------      ----------------

Total operating expenses                          46,320               16,482                62,802
                                            ------------      ---------------      ----------------

Net loss                                    $    (14,138)     $       (16,439)     $        (30,577)
                                            ============      ===============      ================



Basic and diluted net loss per share        $      (0.08)     $         (0.28)     $          (0.19)
                                            ============      ===============      ================

Weighted average shares of common
   common stock outstanding                      175,732               57,749               160,145
                                            ============      ===============      ================


                        See notes to financial statements



                          DEL MAR INCOME PARTNERS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
   FOR THE PERIOD FROM NOVEMBER 4, 2003 (INCEPTION) THROUGH DECEMBER 31, 2004


                                                                               Deficit
                                                                             accumulated
                                                  Common stock     Additional during the
                                             ----------------------  paid-in  development
                                              Shares       Amount    capital     stage       Total
                                             ---------------------- ---------------------------------

Issuance of common stock for cash
  at $0.375 per share, November
  12, 2003                                    40,000    $     40   $  14,960   $      --    $  15,000

Issuance of common stock for cash
  at $4.25 per share, December 18,
  2003, net of offering costs of $14,080      53,248          53     212,171          --      212,224


Net loss                                          --          --          --     (16,439)     (16,439)
                                             -------    --------  ----------   ---------   ----------

Balances at December 31, 2003                 93,248          93     227,131     (16,439)     210,785

Issuance of common stock for cash
  at $4.25 per share, January 2004,
  net of offering costs of $188                6,752           7      28,501          --       28,508

Issuance of common stock for cash
  at $5.25 per share, February 2004,
  net of offering costs of $1,431             50,337          50     262,788          --      262,839

Issuance of common stock for cash
  at $6.25 per share, June-August,
  2004, net of offering costs of $1,308       50,200          50     312,392          --      312,442

Issuance of common stock for
  directors' fees, at $6.25 per share,
  June 2004                                    1,125           1       7,031          --        7,032

Net loss                                          --          --          --     (14,138)     (14,138)
                                             -------    --------  ----------   ---------   ----------
Balances at December 31, 2004                201,662   $     202   $ 837,842   $ (30,577)   $ 807,467
                                             =======    ========  ==========   =========   ==========


                        See notes to financial statements


                          DEL MAR INCOME PARTNERS, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                       For the period    For the period
                                                                       from November 4,  from November 4,
                                                       For the         2003 (inception)  2003 (inception)
                                                      Year ended          through            through
                                                   December 31, 2004  December 31, 2003  December 31, 2004

Cash flows from operating activities:
   Net loss                                         $      (14,138)   $       (16,439)   $     (30,577)

   Adjustments to reconcile net loss to
      cash used in operating activities:
        Stock issued for services                            7,032                 --            7,032
        (Increase) in accrued interest receivable             (555)                --             (555)
        (Increase) in deferred offering costs              (55,520)                --          (55,520)
         Increase in accounts payable                       35,543              2,901           38,444
                                                    --------------    ---------------    -------------


Net cash used in operating activities                      (27,638)           (13,538)         (41,176)
                                                    --------------    ---------------    -------------

Cash flow from investing activities:
    Investment in notes receivable                        (288,111)                --         (288,111)
                                                    --------------    ---------------    -------------


Net cash (used in)investing activities                    (288,111)                --         (288,111)
                                                    --------------    ---------------    -------------

Cash flows from financing activities:
   Proceeds from the sale of common stock                  603,788            227,224          831,012
                                                    --------------    ---------------    -------------

Net cash provided by financing activities                  603,788            227,224          831,012
                                                    --------------    ---------------    -------------

Increase in cash and cash equivalents                      288,039            213,686          501,725

Cash at beginning of period                                213,686                 --               --
                                                    --------------    ---------------    -------------

Cash at end of period                               $      501,725    $       213,686    $     501,725
                                                    ==============    ===============    =============


Interest paid                                       $           --    $            --    $          --
                                                    ==============    ===============    =============


Income taxes paid                                   $           --    $            --    $          --
                                                    ==============    ===============    =============



                        See notes to financial statements

                          DEL MAR INCOME PARTNERS, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

1.       Organization:

Del Mar Income Partners, Ltd. (the "Company") was incorporated in Maryland on November 4, 2003 for the purpose of becoming a Real Estate Investment Trust ("REIT") by providing funds for the origination of, and investment in, real estate secured mortgage loans. The Company operates in a single industry segment as a commercial finance company primarily engaged in the business of originating and servicing mortgage loans collateralized by real estate. The Company's principal market is borrowers, whose financing needs are not being met by traditional mortgage lenders for a variety of reasons, including the need for specialized loan products or credit histories that may limit such borrowers' access to credit. Mortgage loans originated by the Company are extended on the basis of the equity in the borrower's property. The primary activities of the Company, to date, have been organizational in nature, and the Company's operations have been limited to the offering and sale of common shares in a private offering. The Company expects to commence operation as a REIT upon the completion of a planned public offering of its common shares. The Company is located in Denver, Colorado.

2.       Summary of Significant Accounting Policies:

         Cash and Cash Equivalents:

Cash and cash equivalents consist of demand deposits and highly liquid investments with original maturities of three months or less. Cash and cash equivalents are carried at cost which approximates fair market value as of December 31, 2004.

         Use of Estimates:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States that require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

         Notes Receivable:

The Company carries its notes receivable at cost or loan balance, subject to the valuation procedures as described below. The book value of these financial instruments is representative of their fair values. As of December 31, 2004, the Company had a total of $288,111 invested in notes receivable. Due to the high risk lending activities of the Company, interest is accrued monthly on notes receivable as earned and is reversed if a loan becomes past due 59 days or more and subsequently recognized on a cash basis if and when remitted by the borrower.

The Company will maintain a valuation allowance for certain loans that are in default, have significant collateral deficiencies or have other attributes that reduce their collectibility potential. The valuation allowance is netted against notes receivable.

         Fair Value of Financial Instruments:

The Company's financial statements include cash and cash equivalents. The book value of these financial instruments is representative of their fair values.

         Revenue Recognition:

Loan origination fees and other lender fees received by the Company are deferred and recognized as income over the life of the loan. During the year ended December 31, 2004, the Company recognized income totaling $12,601 from origination fees. At December 31, 2004, the Company had deferred revenue of $4,727, and prepaid management fees of $4,727 from two loans that will be amortized over the life of the loans. Interest income is accrued monthly on notes receivable as earned. Interest income is reversed if a loan becomes past due 59 days or more and subsequently recognized on a cash basis if and when remitted by the borrower.

         Income Taxes:

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Management Fees:

The Company has entered into an agreement with Port Funding (the "Manager") to manage the day-to-day operations of the Company, including originating loans for the Company's account, and providing personnel and office space in exchange for a management fee as disclosed in Note 5. Management fees related to origination fees are paid as the origination fees are collected, and deferred and expensed over the life of the loan according to SFAS 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases. Management fees related to interest are expensed as the interest income is recognized.

         Earnings Per Share:

The Company follows Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), and related interpretations for reporting Earnings per Share. SFAS 128 requires dual presentation of Basic Earnings per Share ("Basic EPS") and Diluted Earnings per Share ("Diluted EPS"). Basic EPS excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the reported period. Diluted EPS reflects the potential dilution that could occur if stock options were exercised using the treasury stock method.

In accordance with SFAS 128, basic earnings per share is calculated based on the weighted average number of shares of common stock outstanding during the reporting period. Diluted earnings per share is calculated giving effect to all potentially dilutive common shares, assuming such shares were outstanding during the reporting period. At December 31, 2004, the Company had no dilutive common shares.

         Development Stage Enterprise:

Based upon the Company's business plan, it is a development stage enterprise since planned principal operations have not yet commenced. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

         Stock-Based Compensation:

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," the Company elected to measure compensation costs for stock-based compensation as prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25 using the intrinsic value method.

         Concentration of Credit Risk:

The Company's material concentration of credit risk consists principally of investments in mortgage loans. The Company's investments in mortgage loans are collateralized principally by first deeds of trust on real estate. At December 31, 2004, the Company had four mortgage loans receivable from two related individuals totaling approximately $221,111. As of December 31, 2004, the $221,111 was in default. Management believes that these loans are not impaired due to the collateral received, and therefore, no impairment has been recognized. One of the borrowers has indicated that he is filing for bankruptcy, and the Company anticipates receiving title to the property in the near future, and therefore, has not commenced foreclosure proceedings. The individual's loans as a percentage of value were approximately 100% at the time of sale. The weighted average interest rate on mortgagee notes receivable is approximately 10.5% per annum.

Other financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. At December 31, 2004, the Company had approximately 398,000 of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

         Market Risk:

The Company is involved in the real estate mortgage market. The Company requires its borrowers to provide sufficient collateral to secure the loans. Changes in interest rates or other market conditions within the real estate mortgage market may have a significant effect on the volume and profitability of the business of the Company.

         Recent Accounting Pronouncements:

The Company is not aware of any new accounting pronouncements that would significantly affect the Company.

3.       Income Taxes:

The Company has made no provision for income taxes for the periods ended December 31, 2004 and 2003 because the Company has incurred a net loss. Based on statutory rates, the Company's expected income tax benefit arising from the loss would be approximately $4,100.

The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

Net operating loss carry forwards of approximately $30,600 at December 31, 2004, are available to offset future taxable income, if any, through 2024. A valuation allowance has been provided to reduce the deferred tax asset, which consists of the net operating loss, as realization of the asset is not assured.

The Company expects to be taxed as a REIT as soon as it meets the necessary criteria. Accordingly, the Company will not be subject to Federal income tax on that portion of its income that is distributed to shareholders, as long as certain asset, income and stock ownership tests are met.

4.       Shareholders' Equity:

In November 2003, the Company issued 40,000 shares of its common shares for $15,000 cash at a price of $0.375 per share.

In December 2003, the Company issued 53,248 shares of its common shares for cash at a price of $4.25 per share. Proceeds, net of offering costs of $14,080, were $212,224.

In January 2004, the Company issued 6,752 shares of its common shares for cash at a price of $4.25 per share. Proceeds, net of offering costs of $192, were $28,508.

In February 2004, the Company issued 50,337 shares of its common shares for cash at a price of $5.25 per share. Proceeds, net of offering costs of $1,431, were $262,838.

In June 2004, the Company issued 46,000 shares of its common shares for cash at a price of $6.25 per share. Proceeds, net of offering costs of $1,308, were $286,192.

In June 2004, the Company issued 1,125 shares of its common shares at a price of $6.25 per share, for directors' fees valued at $7,032.

In July 2004, the Company issued 1,000 shares of its common shares for cash at a price of $6.25 per share for total proceeds of $6,250.

In August 2004, the Company issued 3,200 shares of its common shares for cash at a price of $6.25 per share for total proceeds of $20,000.

As the Company is in the development stage and has not commenced operations as of December 31, 2004, no dividends have been declared or paid as of that date.

5.       Transactions with Affiliates:

The Company has no employees and will obtain all of its management requirements from Port Funding (the "Manager"), under the terms of a Management Agreement (the "Agreement") approved by the Company's Board of Directors. The Manager is controlled by a significant shareholder of the Company. Under the terms of the Agreement, the Manager, subject to the supervision of the Company's Board of Directors, is responsible for the day-to-day operations of the Company and provides personnel and office space.

The Agreement provides that fifty percent of all income earned by the Company is to be paid to the Manager as a management fee, except that origination fees up to eight percent of a loan on an annualized basis are paid to the Manager, with any excess being shared equally, and regular interest earned on loans up to the prime rate plus 500 basis points is to be retained by the Company, with any excess being shared equally. For the year ended December 31, 2004, approximately $13,134 in management fees was incurred by the Company.

The Agreement also provides that all ordinary and necessary operating expenditures relating to mortgage origination, closing and servicing activities will be the responsibility of the Manager, with no obligation for the Company to reimburse the Manager for any of these expenses. The Company is responsible to pay any interest on borrowed funds plus certain other expenses as defined in the agreement.

The Agreement has a five-year term and provides for the review of the Manager's performance by certain directors of the Company. If the Company terminates the Agreement without cause, it is subject to a substantial cancellation fee. The agreement is automatically renewed for successive five-year periods unless terminated.

6.       Stock Option Plan:

The Company has submitted for shareholder approval the 2003 Stock Incentive Plan (the "2003 Plan"). The 2003 Plan authorizes the option committee of the Board of Directors to grant stock options to purchase up to 25,000 shares of the Company's common stock to employees and consultants. Such shares may represent authorized but unissued shares as well as purchased or forfeited shares for any grant under the 2003 Plan that were expired or unexercised.

7.       Commitments:

The Company has agreed to pay its directors $7,500 annually with cash of $3,750 and 750 shares of common stock at $5 per share, contingent on the Company's assets being at a minimum of $2,500,000. During the year ended December 31, 2004, the Company issued 375 shares each to three directors of the Company for directors' fees.

8.       Deferred Offering Costs:

As of December 31, 2004, the Company had incurred $55,520 related to a proposed public offering of its securities. At December 31, 2004, the Company has carried the $55,520 as deferred offering costs in its financial statements. If the offering is successful, these costs will be charged against the proceeds.

9.       Mortgage Loans on Real Estate

A summary of mortgage loans outstanding as of December 31, 2004 is as follows:

                                                                                               Principal
                                                                                               Amount of
                                                                                              Loan Subject
                               Final     Periodic                               Carrying     to Delinquent
                     Interest  Maturity  Payment               Face Amount      Amount of     Principal or
                     Rate        Date      Terms    Prior      of Mortgage      Mortgage        Interest
Description                                           Liens


Note secured by a    Prime                Monthly
commercial loan 1st  plus                interest
deed of trust         10.875%   11/08/04  payments       None       $ 52,434        $ 52,434        $52,434

Note secured by a    Prime                Monthly
commercial loan 1st  plus                interest
deed of trust         10.875%   11/08/04  payments       None         61,428          61,428        $61,428

Note secured by a    Prime               Monthly
commercial loan 1st  plus                interest
deed of trust         10.875%   11/08/04  payments       None         54,815          54,815        $54,815

Note secured by a    Prime                Monthly
commercial loan 1st  plus                interest
deed of trust         10.875%   11/08/04  payments       None         52,434          52,434        $52,434

Note secured by a    Prime                Monthly
commercial loan 1st  plus                interest
deed of trust         9.875%    12/15/05  payments       None         62,000          62,000           None

Note secured by a    Prime                Monthly
commercial loan 1st  plus                interest
deed of trust         9.875%    12/22/05  payments       None         35,000           5,000           None


As of December 31, 2004, the Company has advanced $5,000 on a $35,000 note receivable. Subsequent to December 31, 2004, the Company advanced the remaining $30,000 on this note. Subsequent to December 31, 2004, the Company made a loan for $70,000, which is secured by a first mortgage on a single-family residence. The promissory note for this loan provides for interest equal to the prime rate as published in the Wall Street Journal plus 7.875%, but not less than 13.875%. Payments of interest and $1,000 of principal are due monthly until the maturity on November 1, 2005.

As of December 31, 2004, there were notes receivable in default with one borrower totaling $221,111. Management believes that the notes are collectible and is in negotiations with the borrower to bring the notes current. Subsequent to December 31, 2004, a borrower defaulted on another of the Company's notes receivable. The collateralized property is currently under contract for sale for $110,000 and management believes that the note is collectible.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Audit Committee
Del Mar Income Partners, Ltd.
Denver, Colorado


We have audited the accompanying balance sheet of Del Mar Income Partners, Ltd. (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 2004, for the period from November 4, 2003 (inception) through December 31, 2003, and for the period from November 4, 2003 through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Del Mar Income Partners, Ltd. (a development stage company) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004, for the period from November 4, 2003 (inception) through December 31, 2003, and for the period from November 4, 2003 through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.



/s/ Schumacher & Associates, Inc.
---------------------------------
Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO  80211

January 20, 2005
(except for Footnote 9, which is May 31, 2005)

                             SUBSCRIPTION AGREEMENT


Del Mar Income Partners, Ltd.
222 Milwaukee Street, Ste. 304
Denver, CO  80206

Gentlemen and Ladies:

        The undersigned desires to invest in Del Mar Income Partners, Ltd. (the "Company") on the terms and conditions described in this subscription agreement (the "Subscription Agreement") and the Company's Prospectus dated
_______________. The undersigned acknowledges that the undersigned has received the Prospectus.

1. Subscription

     The undersigned hereby offers to purchase, in the aggregate dollar amount set forth later in this Subscription Agreement, shares of Common Stock, at $7.25 per share, that are offered by the Company pursuant to the Prospectus. A check in that amount payable to "Del Mar Income Partners, Ltd. Escrow" is enclosed.

2. Miscellaneous

     (a) This subscription shall be irrevocable, and may not be assigned by the undersigned. Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

     (b) This Subscription Agreement will be construed and enforced in accordance with and governed by the laws of the State of Colorado, except for matters arising under the Securities Act of 1933, as amended, without reference to principles of conflicts of law.

     (c) It is understood that a social security number must be provided to avoid backup withholding. Under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code, payers are required to withhold 20% from all taxable interest, dividend and certain other payments on accounts which do not reflect a certified social security number or tax identification number. This referred to as "backup withholding." "Backup withholding" is not an additional tax or penalty. Any amount withheld from an account may be used as a credit from federal income tax.

     With such full understandings and acknowledgements, the undersigned does hereby affirm the undersigned's subscription to the purchase of the shares of common stock being offered by the Company as described in the Prospectus and this Subscription Agreement. The undersigned does further acknowledge the undersigned's understandings of all the terms and provisions of this Subscription Agreement and agrees to be bound by all of the terms and conditions of this Subscription Agreement.

Please complete the following:


Date: ____________                     Dollar Amount Invested:  $______________


_______________________________________
Exact Name in Which Title is to be Held


_______________________________________   _____________________________________
Signature                                        Signature of Co-Owner

___________________________________       ___________________________________
Print Name                                       Print Name of Co-Owner


___________________________________       ___________________________________
Social Security Number                         Social Security Number
or Taxpayer I.D. Number                        or Taxpayer I.D. Number


_____________________________________________________________________________
Address


_____________________________________________________________________________
City, State, Postal or Zip Code, Country


     * If the Common Stock is to be held in joint tenancy or as tenants in common, both persons must sign above and please indicate the manner in which the Common Stock is to be held:

            _____    Tenants in Common         _____    Joint Tenants

     The undersigned, under the penalties of perjury, certifies that the information provided above is true, correct and complete, that he/she is not subject to back-up withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:


_________________________                  ____________________________________
Date                                              Signature of Co-Owner


     This subscription is accepted by Del Mar Income Partners, Ltd. on this _____ day of __________, _________.


                            DEL MAR INCOME PARTNERS, LTD.


                            By:  __________________________________________
                                 Signature

                                 __________________________________________
                                 Printed Name and Title




                                   * * * * *

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures About Market Risk.

          Not Applicable.

Item 31.  Other Expenses of Issuance and Distribution.

                  SEC Registration Fee                             $679.75
                  NASD filing fee                                       --
                  Exchange Listing fees                                 --
                  Accounting fees and expenses                  *15,000.00
                  Legal Fees and Expenses                       *75,000.00
                  Escrow Agent's fees                            *1,000.00
                  Sales and Marketing expenses
                  Blue Sky fees and expenses                     *3,000.00
                  Printing expenses                              *4,000.00
                  Miscellaneous                                  *1,320.25

                  Total                                       *$100,000.00

                  *  Estimated

Item 32.  Sales to Special Parties.

          Not Applicable.

Item 33.  Recent Sales of Unregistered Securities.

     In accordance with Item 701 of Regulation S-K, the following information is presented with respect to securities sold by the Registrant within the past three years, which were not registered under the Securities Act.

     In connection with the initial capitalization of the Registrant in 2003 and in reliance upon an exemption from registration under Section 4(2) of the Securities Act, the Registrant sold 40,000 shares of common stock to its President, Stephen D. Replin, for $15,000. In reliance upon Sections 4(2) and 4(6) of the Securities Act and Regulation D, the Registrant sold 60,000 shares of common stock at $4.25 per share or an aggregate of $255,000 to 13 persons in December 2003 and January 2004 and 50,337 shares at $5.25 per share or an aggregate of $264,270 to seven people in February 2004, all of whom are accredited investors. In reliance upon Section 4(2) of the Securities Act, in February 2004 the Company issued 375 shares of its common stock to each of its three outside directors for services rendered. In reliance upon Sections 4(2) and 4(6) of the Securities Act and Regulation D, the Registrant sold 50,200 shares of common stock at $7.25 per share or an aggregate of $313,750 to six persons from May through August 2004, all of whom are accredited investors.

     The following table sets forth the date of each sale of unregistered common stock, the identity of each person to whom the common stock was sold and the amount of common stock sold to each person.



-------------- ------------------------------------------- ---------------------
     Date                          Name                       Number of Shares
-------------- ------------------------------------------- ---------------------
12/18/03       Stephen D. Replin                                    40,000
-------------- ------------------------------------------- ---------------------
12/18/03       William W. Dwyer & L. Ginger Dwyer                    9,411
-------------- ------------------------------------------- ---------------------
12/18/03       Dr. Michael K. Frisch & Susan W. Frisch               3,600
-------------- ------------------------------------------- ---------------------
12/18/03       Michael Altman & Carol Altman                        11,764
-------------- ------------------------------------------- ---------------------
12/18/03       Barry S. Wolach & Debbie J. Wolach                    1,000
-------------- ------------------------------------------- ---------------------
12/18/03       Bruce S. Goldstein & Barbara Goldstein                5,882
-------------- ------------------------------------------- ---------------------
12/18/03       Gary A. Carson & Sue G. Carson                        1,177
-------------- ------------------------------------------- ---------------------
12/18/03       Jay H. Dworkin                                        3,530
-------------- ------------------------------------------- ---------------------
12/18/03       Edward F. Rosenfeld                                  10,000
-------------- ------------------------------------------- ---------------------
12/18/03       David R. Ellis & Sheri S. Ellis                       5,882
-------------- ------------------------------------------- ---------------------
1/5/04         Glen Zelkind                                          1,000
-------------- ------------------------------------------- ---------------------
1/5/04         Stephen D. Replin                                         2
-------------- ------------------------------------------- ---------------------
1/5/04         Sharon Feldman                                        6,752
-------------- ------------------------------------------- ---------------------

2/3/04         W. Russell Owens                                      1,000
-------------- ------------------------------------------- ---------------------
2/3/04         Paul Bottone DDS, P.C. Pension Plan                  18,100
-------------- ------------------------------------------- ---------------------
2/3/04         Paul Bottone                                          1,715
-------------- ------------------------------------------- ---------------------
2/3/04         D. Diane Fuller, DDS                                  9,522
-------------- ------------------------------------------- ---------------------
2/6/04         Myrna Bottone                                        10,000
-------------- ------------------------------------------- ---------------------
2/6/04         Paul & Myrna Bottone                                 10,000
-------------- ------------------------------------------- ---------------------
2/24/04        W. Russell Owens                                        375
-------------- ------------------------------------------- ---------------------
2/24/04        Glen Zelkind                                            375
-------------- ------------------------------------------- ---------------------
2/24/04        Stephen K. Tannenbaum                                   375
-------------- ------------------------------------------- ---------------------
5/4/04         Thomas G. Swanson and Debbie F. Swanson               8,000
-------------- ------------------------------------------- ---------------------
5/4/04         Craig Joseph Dinan                                    2,000
-------------- ------------------------------------------- ---------------------
6/29/04        Joan M. Madrid                                        8,000
-------------- ------------------------------------------- ---------------------
6/29/04        Joan D. Kirshenbaum                                  16,000
-------------- ------------------------------------------- ---------------------
6/29/04        Deborah Bublitz Profit Sharing Plan                   8,000
-------------- ------------------------------------------- ---------------------
6/29/04        James & Cynthia Parrino                               4,000
-------------- ------------------------------------------- ---------------------
7/19/04        Kerry S. Anderson                                     1,000
-------------- ------------------------------------------- ---------------------
8/06/04        D. Diane Fuller                                       3,200
-------------- ------------------------------------------- ---------------------

Item 34.  Indemnification of Directors and Officers.

     Pursuant to the Maryland General Corporation Law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

     Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

Item 35.  Treatment of Proceeds from Stock Being Registered.

          Not Applicable.

Item 36.  Financial Statements and Exhibits.

          (a)  Financial Statements.

          The following financial statements are included in the prospectus:

          (1) The Index to Financial Statements is included on Page F-1 of the prospectus.

          (b)  Exhibits:

               3.1    Articles of Incorporation *
               3.1(a) Articles of Amendment to Articles of Incorporation *
               3.2    Amended and Restated Bylaws *
               4.2    Specimen of Common Stock Certificate *
               5.1 Opinion of Patton Boggs LLP as to the legality of the securities being registered *
               8.1    Opinion of Sterling & Gregory LLC regarding tax matters
               10.1 Form of Escrow Agreement between the Corporation and the Escrow Agent *
               10.2   Management Agreement with Port Funding Limited *
               10.3   Form of Cover letter and Subscription Agreement *
               10.4   2003 Stock Incentive Plan *
               10.5 Letter from Port Funding, Regatta Capital Limited and Stephen D. Replin, dated August 3, 2004.*
               10.6 Consulting/Finder Compensation Agreement Between Philip D. Miller and Del Mar Income Partners, Ltd. Dated August 12, 2005 *
               14.1   Code of Ethics *
               23.1   Consent of Schumacher & Associates, Inc.
               23.2 Consent of Patton Boggs LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference) *
               99.1   Charter of the Audit Committee *

----------------------
*    Previously filed.


Item 37.  Undertakings.

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation fro the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change i the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             REGATTA CAPITAL LIMITED
                             PAST PERFORMANCE TABLES

     The following prior performance tables ("Tables") provide information relating to the borrowing and lending activities of Regatta Capital Limited, which has investment objectives similar to ours. Regatta is a privately-held entity and is not qualified as a REIT. Our investors should not assume that the prior performance of Regatta will be indicative of our future performance.

     The Tables below provide information on the past performance and investor history of Regatta. This information should be read together with the summary information included in the "Past Performance of Regatta Capital Limited" section of the prospectus.

     The inclusion of the Tables does not imply that we will make loans comparable to those reflected in the Table or that our investors will experience returns comparable to the returns experienced by Regatta investors. In addition, you may not experience any return on your investment. An investment in us does not entitle you to any ownership interest in Regatta.

     The following tables are included herein:

     Table A Summary Past Performance History - 2001-September 30, 2005

     Table B Summary Investor History - 2001-September 30, 2005

     Our determination that the borrowing and lending activities of Regatta have investment objectives similar to ours was based primarily on the type of loan that each makes. Generally, we offer subprime loans to small-sized businesses and to individuals whose financial condition and lack of operating history make it difficult to obtain conventional bank financing. We believe that Regatta makes similar types of loans, and we therefore consider our investment objectives similar to that of Regatta. However, the nature of investment is different in that Regatta's investors are debt investors who have received promissory notes from Regatta whereas we are offering common stock in this offering and we are not making a promise to pay any specified amount to investors in this offering.

                                    TABLE A

                        SUMMARY PAST PERFORMANCE HISTORY
                             2001-September 30, 2005

     The information contained in Table A relates to the loans made by Regatta between 2001 and September 30, 2005. This Table provides the potential investor with information regarding the general nature of loans made by Regatta. None of the information in Table A has been audited.

----------------- ------ -------- ---------- -------------- ---------- -------- ------------- -------------- ------------
    Year of       Loans   Loans    Number      Total         Average   Unpaid      Loans          Loans         Loans
  Origination             Paid,    in         Mortgage       Interest  Loans     Secured by    Secured by    Secured by
                         Current   Default    Amount          Rate       in       Residential    Commercial     Personal
                         or Sold                                       Junior    Collateral    Collateral     Property
                           REO                                        Position                              Collateral
----------------- ------ -------- ---------- --------------- -------- ---------  ------------ -------------- ------------
2001              20     16       4          $5,449,500      13.28%       1          10            7              2
----------------- ------ -------- ---------- --------------- ---------- -------- ------------- -------------- -----------
2002              24     22       2          $1,229,000      15.29%       0          17            1              5
----------------- ------ -------- ---------- --------------- ---------- -------- ------------- -------------- -----------
2003              9      9        0          $1,207,000      14.09%       0          7             1              1
----------------- ------ -------- ---------- --------------- ---------- -------- ------------- -------------- -----------
2004              9      8        1          $2,224,000      14.11%       0          7             2              0
----------------- ------ -------- ---------- --------------- ---------- -------- ------------- -------------- -----------
2005              5      4        2          $1,409,350      14.875%      1          4             1              0
----------------- ------ -------- ---------- --------------- ---------- -------- ------------- -------------- -----------
Totals for        67     59       8          $11,518,850                  2          45            12             8
2001-2005
----------------- ------ -------- ---------- --------------- ---------- -------- ------------- -------------- -----------


                                     TABLE B

                            SUMMARY INVESTOR HISTORY
                             2001-September 30, 2005

     The information contained in Table B relates to loan amounts received from investors by Regatta and principal and interest amounts repaid to investors by Regatta between 2001 and September 30, 2005. This Table provides the potential investor with information regarding the general nature of investment received by Regatta. None of the information in Table B has been audited.

    -------------- ------------- --------------- ---------------- ----------------- -----------
                      Amount       Cumulative       Number of        Principal        Interest
                     Received       Invested        Investors        Repaid to         Paid to
                  from Investors  Amounts From                       Investors       Investors
                                  Investors(1)
    -------------- ------------- --------------- ---------------- ----------------- -----------
    2001           $1,199,326    $4,455,423           28(2)       $425,000          $485,065
    -------------- ------------- --------------- ---------------- ----------------- -----------
    2002           $1,279,116    $5,064,539            25         $670,000          $481,110
    -------------- ------------- --------------- ---------------- ----------------- -----------
    2003           $1,210,032    $6,244,571            26         $ 30,000          $512,898
    -------------- ------------- --------------- ---------------- ----------------- -----------
    2004           $1,125,069    $7,038,640            33         $331,000          $554,256
    -------------- ------------- --------------- ---------------- ----------------- -----------
    2005(3)        $  773,975    $5,708,065            28         $556,600          $108,813
    -------------- ------------- --------------- ---------------- ----------------- -----------

____________________________________

(1) These amounts represent amounts due to note holders at the end of each calendar year. The aggregate number of investors since 2001 is 44.

(2)  Management's estimate based upon available information.

(3) Information provided for 2005 is for the nine months ended September 30, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on December 23, 2005.

                            Del Mar Income Partners, Ltd.


                            By: /s/ Stephen D. Replin
                                ---------------------------------------------
                                Name:  Stephen D. Replin
                                Title:  President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, and the Power of Attorney filed on August 10, 2004, this registration statement has been signed on the above date by Stephen D. Replin as attorney-in-fact for the following officers and directors of the Registrant:

      Name                                        Title
      ----                                        -----

Stephen D. Replin                           President, Chief Executive Officer
                                            and Director
                                            (Principal Executive Officer)

Wanda E. Wages                              Secretary and Treasurer
                                            (Principal Financial and
                                            Accounting Officer)

W. Russell Owens                            Director


Dr. Glen Zelkind                            Director


Stephan K. Tannenbaum                       Director


                                                   /s/ Stephen D. Replin
                                                   ---------------------
                                            Stephen D. Replin, Attorney-in-Fact